NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN TRUST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Northern Trust Corporation

50 South La Salle Street

Chicago, Illinois 60603

March 4, 2014

Dear Stockholder:

You are cordially invited to attend the Northern Trust Corporation 2014 Annual Meeting of Stockholders on Tuesday, April 15, 2014, at 10:30 am Central Time, at our corporate headquarters at 50 South La Salle Street in Chicago, Illinois.

For nearly 125 years, our stockholders’ support has been essential to Northern Trust’s stability and success. Your vote plays a vital role and is very important for our future. Whether or not you plan to attend the Annual Meeting, I urge you to vote your shares as promptly as possible.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide you with information about each proposal to be considered at the Annual Meeting, as well as other information you may find useful in voting your shares. If you plan to attend the Annual Meeting, please review the information on admittance procedures in the accompanying Proxy Statement.

If you choose not to attend in person, you may vote your shares by Internet or telephone. If you received a paper copy of the proxy materials, you also may complete, sign, date, and return your proxy card in the enclosed envelope. Instructions for voting by Internet or telephone can be found on your proxy card or your Notice Regarding the Availability of Proxy Materials.

Thank you for your continued support of Northern Trust Corporation, and your contribution to the future of our company.

Sincerely,

Frederick H. Waddell Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 15, 2014

Time:	10:30 am Central Time

Place:	Northern Trust Corporation 50 South La Salle Street Chicago, Illinois 60603

Purposes:	The purposes of the Annual Meeting are to:

—      Elect 11 directors to serve on the Board of Directors until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified;

—      Approve, by an advisory vote, named executive officer 2013 compensation;

—      Ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2014 fiscal year;

—      Consider a stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the Annual Meeting; and

—      Transact any other business that may properly come before the Annual Meeting.

Record Date:	You can, and should, vote if you were a stockholder of record at the close of business on February 18, 2014.

March 4, 2014

By order of the Board of Directors,

Stephanie S. Greisch

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON APRIL 15, 2014

This Proxy Statement, the 2013 Annual Report to Stockholders, and a link to the means to vote by Internet or telephone are available at https://materials.proxyvote.com/665859.

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PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 15, 2014. On or about March 4, 2014, we began mailing or otherwise making available our proxy materials to all stockholders entitled to vote at the Annual Meeting. Our proxy materials include our 2013 Annual Report to Stockholders, which contains detailed information about the Corporation’s activities and financial performance in 2013.

GENERAL INFORMATION

A Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), for some of our stockholders we are providing access to our proxy materials via the Internet. The rules permit us to send a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. All stockholders have the ability to access the proxy materials on the website referred to in the Notice, www.proxyvote.com, or to request a printed set of proxy materials on this site or by calling toll-free 1-800-690-6903. Complete instructions for accessing the proxy materials on the Internet or requesting a printed copy may be found in the Notice. In addition, stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail on the website above or when voting electronically.

Electronic Access to the Proxy Materials

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

Record holders of the Corporation’s common stock at the close of business on February 18, 2014 may vote at the Annual Meeting. On that date, the Corporation had 237,309,755 shares of common stock outstanding. The shares of common stock held in the Corporation’s treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on February 18, 2014. The proxy card or Notice, as applicable, indicates the number of shares you are entitled to vote at the Annual Meeting.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly.

If you are a “stockholder of record” (that is, you hold your shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

—	Using the Internet site listed on the Notice or the proxy card;

—	Calling the toll-free telephone number listed on the proxy card (Notice recipients should first visit the Internet site listed on the Notice before voting by telephone); or

—	Completing, signing, dating, and returning your proxy card.

The Internet and telephone voting procedures set forth on the Notice and the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by Internet or telephone, you should not return your proxy card.

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of the Corporation’s common stock through a broker, bank, or other nominee), you will receive from the record holder, in the form of a Notice or otherwise, voting instructions (including instructions, if any, on how to vote by Internet or telephone) that you must follow in order to have your shares voted at the Annual Meeting. If you fail to provide your specific voting instructions, your broker may only vote your shares on the ratification of the appointment of the Corporation’s independent registered public accounting firm. Consequently, it is important that you communicate your voting instructions so your vote can be counted by using any of the following methods:

—	Using the Internet site listed on the voting instruction form;

—	Calling the toll-free telephone number listed on the voting instruction form; or

—	Completing, signing, dating, and returning your voting instruction form.

If you own shares of common stock as a participant in The Northern Trust Company Thrift-Incentive Plan (“TIP”), or as a participant in any other employee benefit plan of the Corporation, your proxy card will cover the shares credited to each of your plan accounts. The completed proxy card (or vote by Internet or telephone) will serve as your voting instructions to the TIP trustee. To allow sufficient time for voting by the trustee, your voting instructions must be received by April 11, 2014.

Whether you vote by Internet, telephone or mail, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board of Directors:

Item 1	—	FOR the election of each nominee for director;

Item 2	—	FOR the approval, by an advisory vote, of the 2013 compensation of the Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

Item 3	—	FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

Item 4	—	AGAINST the stockholder proposal regarding additional disclosure of political and lobbying contributions.

The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

—	Sending a written notice of revocation to the Corporation’s Corporate Secretary at the address indicated on the cover page of this Proxy Statement;

—	Submitting another signed proxy card with a later date;

—	Voting by Internet or telephone at a later date; or

—	Attending the Annual Meeting and voting in person.

Voting in Person

You may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank, or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the record holder of your shares, indicating that you were the beneficial owner of the shares at the close of business on February 18, 2014, the record date for voting.

Householding Information

We are delivering only one annual report and proxy statement (or, as applicable, the Notice) to record stockholders who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive separate copies of future proxy materials, please contact Broadridge toll free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same telephone number or mailing address and the materials will be delivered to you promptly upon your request.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares entitled to vote at the meeting is present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of establishing a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Brokers cannot vote your shares on the election of directors, executive compensation matters or stockholder proposals without your specific instructions. Please return your proxy card or voting instruction form, as applicable, or vote by Internet or telephone so your vote can be counted. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

The following table indicates the vote required for approval of each item to be presented to the stockholders at the Annual Meeting and the effect of “withhold” votes, abstentions, and broker non-votes.

Item	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Item 1—Election of Directors	Affirmative vote of a majority of the shares of common stock present and voting.	— “Withhold” votes will have the effect of a vote AGAINST the election of directors. — Broker non-votes will have no effect on the voting for this item.
Item 2—Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST this proposal. — Broker non-votes will have no effect on the voting for this item.
Item 3—Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for fiscal year 2014	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST ratification. — Brokers may vote uninstructed shares on this item.
Item 4—Stockholder Proposal	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST this proposal. — Broker non-votes will have no effect on the voting for this item.

Solicitation of Proxies

The Corporation will pay all costs of soliciting proxies. The Corporation has retained Georgeson Inc. to assist with the solicitation of proxies for a fee of approximately $13,500, plus reimbursement of reasonable out-of-pocket expenses.

ADMITTANCE TO THE ANNUAL MEETING

Stockholders at the close of business on the record date, February 18, 2014, or their duly appointed proxies, may attend our Annual Meeting at our corporate headquarters on April 15, 2014 at 10:30 am Central Time. Registration will begin at 9:30 am. Our corporate headquarters are located at 50 South La Salle Street (northwest corner of La Salle Street and Monroe Street) in Chicago, Illinois.

In order to be admitted to the meeting, you must bring documentation showing that you owned the Corporation’s common stock at the close of business on the record date, February 18, 2014. Acceptable documentation includes an admission ticket, a Notice Regarding the Availability of Proxy Materials or any other proof of ownership of the Corporation’s common stock at the close of business on February 18, 2014. A brokerage statement or letter from a bank or broker reflecting your holdings at the close of business on February 18, 2014 is an example of such other proof of ownership. Your admission ticket is located on the top portion of the rear side of your proxy card or on the left side of your voting instruction form if your shares are held by a broker, bank, or other nominee in street name. You may be asked to present valid picture identification, such as a driver’s license or passport. For safety and security reasons, cameras and recording devices will not be permitted in the meeting.

ITEM 1—ELECTION OF DIRECTORS

Stockholders will be asked to elect 11 directors at this year’s Annual Meeting of Stockholders. Set forth below is detailed information with respect to the 11 nominees, all of whom are currently serving as directors of Northern Trust Corporation (the “Corporation” or “Northern Trust”) and its principal subsidiary, The Northern Trust Company (the “Bank”). Edward J. Mooney has not been nominated for re-election as he has reached retirement age under the Corporation’s Corporate Governance Guidelines. Mr. Mooney has served as a member of the Board of Directors since 1996.

Each of the 11 director nominees has consented to serve as a director if elected at this year’s Annual Meeting. Each nominee elected as a director will serve until the next Annual Meeting and until his or her successor is elected and qualified. If any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board of Directors (the “Board”) or the Board may reduce the number of directors to be elected at the Annual Meeting.

Under the majority voting policy as set forth in the Corporation’s By-laws, a nominee for director in an uncontested election (such as this year’s election where the only nominees are those recommended by the Board of Directors) must receive the affirmative vote of a majority of the votes present and voting at a meeting of stockholders. In contested elections, the affirmative vote of a plurality of the votes present and voting will be required to elect a director. The Corporation’s Corporate Governance Guidelines require an incumbent director who fails to receive the affirmative vote of a majority of the votes present and voting in an uncontested election at a meeting of stockholders to submit his or her resignation, with such resignation to be considered by the members of the Corporate Governance Committee and the Board other than such incumbent director. In such event, the Board of Directors will act to accept or reject the incumbent director’s resignation no later than 90 days following the date of the stockholders’ meeting.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The following information about the nominees for election to the Board of Directors of the Corporation at the 2014 Annual Meeting of Stockholders is as of December 31, 2013, unless otherwise indicated.

LINDA WALKER BYNOE, Director since 2006, Age 61

President and Chief Executive Officer, Telemat Ltd. since 1995 (project management and consulting firm).

Ms. Bynoe is a director of Anixter International Inc. and Prudential Retail Mutual Funds and a trustee of Equity Residential. She is a former director of Simon Property Group, Inc.

The Board of Directors concluded that Ms. Bynoe should serve as a director based on her diverse consulting and investment experience, her expertise in public accounting, corporate governance, managing a private equity investment portfolio, and strategy development, and her experience as a director of financial services and other complex global corporations.

NICHOLAS D. CHABRAJA, Director since 2007, Age 71

Retired Chairman and Chief Executive Officer, General Dynamics Corporation (global defense, aerospace, and other technology products manufacturer). Mr. Chabraja served as Chief Executive Officer of General Dynamics Corporation from 1997 to 2009 and as Chairman from 1997 to 2010.

Mr. Chabraja is a director of General Dynamics Corporation and the non-executive chairman of Tower International, Inc.

The Board of Directors concluded that Mr. Chabraja should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Chairman and Chief Executive Officer of General Dynamics Corporation.

SUSAN CROWN, Director since 1997, Age 55

Vice President, Henry Crown and Company since 1984 (global company with diversified investments in banking, transportation, manufacturing, real estate, and other industries), Chief Executive Officer, Owl Creek Partners, LLP since 2010 (venture capital investment vehicle), and Chairman and Founder, Susan Crown Exchange Inc. (SCE) since 2009 (social investment organization that connects talent and innovations with market forces to drive social change).

Ms. Crown is a director of Illinois Tool Works Inc. and Vice Chair of the Board of Trustees of Rush University Medical Center in Chicago. Ms. Crown is a former trustee of Yale University.

The Board of Directors concluded that Ms. Crown should serve as a director based on her experience at Henry Crown and Company, her leadership and risk oversight experience as a director of Illinois Tool Works Inc., and her extensive experience with civic and not-for-profit organizations. The Board also considered the valuable perspective on governance and corporate responsibility matters that Ms. Crown brings through her current and former Board service at various large organizations, both commercial and not-for-profit.

DIPAK C. JAIN, Director since 2004, Age 56

Chaired Professor of Marketing at INSEAD (international graduate business school). Mr. Jain served as Dean of INSEAD from 2011 to 2013 and became the INSEAD Chaired Professor of Marketing in 2013. Previously, Mr. Jain served as a member of the faculty of Northwestern University’s Kellogg School of Management in a number of capacities, including as Dean Emeritus from 2009 to 2011, Dean from 2001 to 2009, Associate Dean for Academic Affairs from 1996 to 2001, and Sandy and Morton Goldman Professor in Entrepreneurial Studies and Professor of Marketing.

Mr. Jain is a visiting Professor of Marketing at the following institutions: Sasin Graduate Institute of Business Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany; Indian School of Business, Hyderabad, India; Hong Kong University of Science and Technology, Hong Kong; and Recanati Graduate School of Business Administration at Tel Aviv University, Israel.

Mr. Jain is a director of Deere & Company, Reliance Industries Limited, India, and Global Logistics Properties, Singapore. He is a former director of Hartmarx Corporation and Peoples Energy Corporation.

The Board of Directors concluded that Mr. Jain should serve as a director based on his academic experience, his business administration positions both in the United States and abroad, his global consulting experience, including his experience and research in marketing and competitive market analysis, and his experience as a director of other complex global corporations.

ROBERT W. LANE, Director since 2009, Age 64

Retired Chairman and Chief Executive Officer, Deere & Company (global provider of agricultural, construction, and forestry equipment and financial services). Mr. Lane served as Chairman of Deere & Company from 2000 to 2010 and as Chief Executive Officer from 2000 to 2009.

Mr. Lane is a director of Bayerische Motoren Werke (BMW) A.G., General Electric Company, and Verizon Communications Inc. He is a former director of Deere & Company.

The Board of Directors concluded that Mr. Lane should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Chairman and Chief Executive Officer of Deere & Company and as a director of other complex global corporations, including his global management experience.

JOSE LUIS PRADO, Director since 2012, Age 59

President of Quaker Oats North America, a division of PepsiCo, Inc. (global food and beverage company), since 2011. Mr. Prado served as President and Chief Executive Officer of Grupo Gamesa-Quaker, PepsiCo International, Monterrey, Mexico, from 2002 to 2010.

Mr. Prado joined PepsiCo in Mexico in 1984 and has served in a variety of positions at PepsiCo, including: Regional Vice President Andean Region, Frito-Lay International; President of PepsiCo Snacks Argentina, Buenos Aires, Argentina; and President of Frito-Lay Snacks Caribbean, San Juan, Puerto Rico. His early career at PepsiCo included assignments in sales, finance, and information technology.

The Board of Directors concluded that Mr. Prado should serve as a director based on his management and risk oversight experience at a complex global corporation and his substantial international experience.

JOHN W. ROWE, Director since 2002, Lead Director since 2010, Age 68

Chairman Emeritus, Exelon Corporation (producer and wholesale marketer of energy) since 2012. Mr. Rowe served as Chairman and Chief Executive Officer of Exelon Corporation from 2002 to 2012.

Mr. Rowe is a director of Allstate Corporation, American DG Energy Inc., and SunCoke Energy, Inc. Mr. Rowe is a former director of Sunoco Corporation and Exelon Corporation.

The Board of Directors concluded that Mr. Rowe should serve as a director based on his management, regulatory, government relations, and risk oversight experience as Chief Executive Officer at Exelon Corporation and prior to that, at New England Electric System and Central Maine Power Company, and his experience as a director of other complex corporations.

MARTIN P. SLARK, Director since 2011, Age 59

Vice Chairman and Chief Executive Officer, Molex Incorporated (manufacturer of electronic, electrical, and fiber optic interconnection products and systems) since 2005. Previously, Mr. Slark served as President and Chief Operating Officer of Molex Incorporated from 2001 to 2005.

Mr. Slark is a director of Molex Incorporated, Hub Group, Inc., and Liberty Mutual Insurance Company (not a public company).

The Board of Directors concluded that Mr. Slark should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Vice Chairman and Chief Executive Officer of Molex Incorporated and as a director of other complex global corporations.

DAVID H.B. SMITH, JR., Director since 2010, Age 47

Executive Vice President, Policy & Legal Affairs and General Counsel, Mutual Fund Directors Forum (nonprofit membership organization for investment company directors) since 2005. Previously, Mr. Smith held several positions at the U.S. Securities and Exchange Commission from 1996 to 2005, including Associate Director in the Division of Investment Management.

Mr. Smith is a director of Illinois Tool Works Inc. and a trustee of Carleton College.

The Board of Directors concluded that Mr. Smith should serve as a director based on his regulatory and leadership experience in the finance industry gained from his roles at the SEC and the Mutual Fund Directors Forum. The Board also considered that Mr. Smith’s interest as a beneficiary of a trust that holds a significant amount of the Corporation’s common stock further aligns his interests with the interests of the Corporation’s stockholders.

CHARLES A. TRIBBETT III, Director since 2005, Age 58

Managing Director, Russell Reynolds Associates (global executive recruiting firm) since 1989, Chairman of the firm’s Leadership Assessment and Promotions Board since 2006, and Co-Leader of the firm’s CEO/Succession Planning and Board Services Practice since 1995.

The Board of Directors concluded that Mr. Tribbett should serve as a director based on his global leadership consulting experience evaluating and identifying senior management professionals and his leadership experience as a Managing Director of Russell Reynolds Associates.

FREDERICK H. WADDELL, Director since 2006, Age 60

Chairman of the Board of the Corporation and the Bank since 2009 and Chief Executive Officer of the Corporation and the Bank since 2008. Previously, Mr. Waddell served as President of the Corporation and the Bank from 2006 to 2011, Chief Operating Officer of the Corporation and the Bank from 2006 to 2008, and Executive Vice President of the Bank from 1997 to 2006 and of the Corporation from 2003 to 2006.

Mr. Waddell is a Class A Director of the Federal Reserve Bank of Chicago and a director of AbbVie, Inc.

Since joining Northern Trust in 1975, Mr. Waddell has held leadership positions in a variety of the Corporation’s business units. The Board concluded that Mr. Waddell should serve as a director based on his experience and ongoing responsibilities with respect to the Corporation’s businesses.

BOARD AND BOARD COMMITTEE INFORMATION

Our Board of Directors currently consists of twelve members. The Board of Directors has determined that each of the following eleven current directors is independent in accordance with our independence standards, which conform with SEC rules and the listing standards of The NASDAQ Stock Market (“NASDAQ”): Linda Walker Bynoe, Nicholas D. Chabraja, Susan Crown, Dipak C. Jain, Robert W. Lane, Edward J. Mooney (who is not standing for re-election), Jose Luis Prado, John W. Rowe, Martin P. Slark, David H.B. Smith, Jr., and Charles A. Tribbett III.

During 2013, the Corporation’s Board of Directors held 10 meetings. All persons who were directors during 2013 attended at least 75% of these meetings and meetings of committees on which they served. In accordance with the Corporate Governance Guideline that states that all directors are expected to attend the Annual Meeting of Stockholders, all of the current directors attended the 2013 Annual Meeting of Stockholders held on April 16, 2013.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, the Business Risk Committee, the Business Strategy Committee, the Compensation and Benefits Committee, the Corporate Governance Committee and the Executive Committee. With the exception of the Executive Committee, all standing committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately oversee the Chairman and CEO.

Each committee is governed by a written charter. These charters detail the duties and responsibilities of each committee and are available on the Corporation’s website at www.northerntrust.com.

Audit Committee

Current Members: Directors Mooney (Chair), Bynoe, Chabraja, Lane, and Smith

Number of Meetings in 2013: 5

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of Northern Trust and the audits of the consolidated financial statements of Northern Trust and to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal financial control and legal compliance functions of Northern Trust, including, without limitation, (i) assisting the Board’s oversight of (a) the integrity of Northern Trust’s consolidated annual and quarterly financial statements and earnings releases filed on Form 8-K, (b) Northern Trust’s compliance with legal and regulatory requirements, (c) the Corporation’s public accountants’ qualifications and independence, and (d) the performance of Northern Trust’s internal audit function and the Corporation’s public accountants, and (ii) preparing the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Corporation’s annual proxy statement.

The Board has determined that all members of the Audit Committee are independent under SEC rules and NASDAQ listing standards. The Board has also determined that all Audit Committee members are “audit committee financial experts,” as defined by SEC rules.

Business Risk Committee

Current Members: Directors Bynoe (Chair), Mooney, Prado, Slark, and Smith

Number of Meetings in 2013: 4

The purpose of the Business Risk Committee is to assist the Board in (i) discharging its oversight duties with respect to (a) the risks inherent in the businesses of Northern Trust in the following categories: credit risk, market and liquidity risk, fiduciary risk, operational risk and the regulatory component of compliance risk, and (b) the process by which risk-based capital requirements are determined, including Northern Trust’s internal capital adequacy assessment process and (ii) promoting a culture that encourages ethical conduct and compliance with applicable rules and standards.

The Board has determined that all members of the Business Risk Committee are independent under SEC rules and NASDAQ listing standards.

Business Strategy Committee

Current Members: Directors Jain (Chair), Prado, Slark, and Tribbett

Number of Meetings in 2013: 4

The purpose of the Business Strategy Committee is to assist the Board in discharging its oversight duties with respect to: (i) the strategic direction of the Corporation, (ii) the strategic initiatives of the business units of Northern Trust, (iii) the management of strategic risk for Northern Trust, and (iv) (a) the integration of corporate social responsibility principles related to environmental and social practices into the strategic direction and strategic initiatives of Northern Trust and its business units and (b) the governance of those practices.

The Board has determined that all members of the Business Strategy Committee are independent under SEC rules and NASDAQ listing standards.

Compensation and Benefits Committee

Current Members: Directors Chabraja (Chair), Crown, Jain, Mooney, and Rowe

Number of Meetings in 2013: 5

The principal purpose of the Compensation and Benefits Committee is to (i) assist the Board in discharging its duties and responsibilities relating to (a) the compensation of the directors and executive officers of Northern Trust, (b) governance and oversight of Northern Trust’s compensation programs, and (c) management development and succession planning, and (ii) prepare the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Corporation’s annual proxy statement.

The Board has determined that all members of the Compensation and Benefits Committee are independent under SEC rules and NASDAQ listing standards.

In 2013, the Committee engaged Aon Hewitt, a nationally recognized compensation and benefits consulting firm, as its independent compensation consultant. During 2013, Aon Hewitt provided compensation and benefits advice to the Committee, including information regarding competitive market data, relevant legal and regulatory requirements, and corporate best practices in the compensation and benefits area. The primary representative of Aon Hewitt advising the Committee attended all meetings of the Committee at which 2013 executive compensation decisions were made. The Corporation paid Aon Hewitt approximately $50,000 for the services it provided to the Committee in 2013.

Aon Hewitt and its affiliates provided unrelated services to the Corporation and The Northern Trust Company Pension Plan during 2013. These services included benefit and retirement plan administration services, market data services, and other consulting services. Aon Hewitt and its affiliates were paid approximately $4.0 million in fees for these unrelated services. The primary representative of Aon Hewitt advising the Committee did not participate in the provision of any of these services. The specific fees paid to Aon Hewitt and its affiliates for these services were not approved in advance by the Board of Directors or the Committee; however, the Board of Directors and the Committee were aware of the other services being provided to the Corporation by Aon Hewitt and its affiliates.

The Committee considered the independence of Aon Hewitt in light of SEC rules and NASDAQ listing standards, which include the following factors: (i) other services provided to the Corporation by the consultant; (ii) fees paid by the Corporation as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (v) any company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between the Corporation’s executive officers and the consulting firm or the individual consultants involved in the engagement. In connection with its evaluation of the independence of Aon Hewitt, the Committee considered the unrelated services that Aon Hewitt and its affiliates provide to the Corporation and The Northern Trust Company Pension Plan as further discussed above and concluded that the provision of these services did not present any conflict of interest.

In February 2014, the Committee engaged Compensation Advisory Partners to replace Aon Hewitt as its independent compensation consultant due to the retirement from Aon Hewitt of the Committee’s primary advisor.

Corporate Governance Committee

Current Members: Directors Rowe (Chair), Crown, Lane, and Tribbett

Number of Meetings in 2013: 5

The purpose of the Corporate Governance Committee is to (i) identify and recommend to the Board candidates for nomination or appointment as directors, (ii) review the Board’s committee structure and recommend appointments to committees, (iii) develop and recommend, to the Board, Corporate Governance Guidelines applicable to the Corporation, (iv) advise the Board on the appointment of a successor in the event of the unanticipated death, disability or resignation of the Corporation’s CEO, after consultation with the Chairman of the Corporation’s Compensation and Benefits Committee, and (v) oversee the annual evaluation of the Board, in conjunction with the Board’s Lead Director.

The Board has determined that all members of the Corporate Governance Committee are independent under SEC rules and NASDAQ listing standards.

Executive Committee

Current Members: Directors Waddell (Chair), Bynoe, Chabraja, Jain, Mooney, and Rowe

Number of Meetings in 2013: 1

The Board appoints an Executive Committee so that there will be a committee of the Board empowered to act for the Board, to the full extent permitted by law, between meetings of the Board. The Board expects that the Committee will meet only infrequently and in special circumstances such as when, in the judgment of the Committee, prompt action is needed and it is not practical to convene a Board meeting, or the matter is not consequential enough to submit to the full Board and action is needed before the Board’s next regularly scheduled meeting. The Executive Committee did not meet in 2013.

CORPORATE GOVERNANCE

Director Independence

To be considered independent, the Board must affirmatively determine that a director has no relationship with Northern Trust which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with Northern Trust (either directly or as a partner, shareholder or officer of an organization that has a relationship with Northern Trust). Northern Trust’s Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for “independence” under the listing standards of The NASDAQ Stock Market.

To assist the Board in making its independence determinations, the Board has adopted categorical standards. Under these standards, the following persons shall not be considered “independent”:

—	a director who is or was an employee or executive officer of the Corporation, or whose Family Member is or was an executive officer of the Corporation, at any time during the past three years;

—

a director who receives or has received, or whose Family Member receives or has received, compensation from the Corporation in excess of $120,000 during any period of twelve consecutive months within the past three years, other than director and committee fees, benefits under a tax-qualified retirement plan, or other forms of non-discretionary compensation; provided, however, that compensation received by a Family Member of a director for service as an employee (other than an executive officer) of the Corporation need not be considered in determining independence;

—

a director who is, or whose Family Member is, a current partner of the Corporation’s outside auditor, or who was a partner or employee of the Company’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years;

—

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; or

—

a director who is, or whose Family Member is, a partner in, a controlling stockholder of, or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than payments arising solely from investments in the Corporation’s securities or payments under non-discretionary charitable contribution matching programs.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As discussed above, the Board of Directors has determined that each current director (other than Mr. Waddell who serves as Chairman and CEO) is independent of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines and categorical standards.

In addition to the categorical standards, the Board also considers any transactions, relationships, or arrangements between the Corporation and a director that constitutes a related person transaction under the Northern Trust Corporation Policy and Procedures with respect to Related Person Transactions (the “Related Party Policy”).

For 2013, the Board considered the following categories and types of transactions, relationships, and arrangements, some of which are covered by the Related Party Policy, and, in each case, determined that they were immaterial and did not affect the independence of any director:

—

The Corporation paid for legal services from Vedder Price, a law firm at which Mr. Chabraja’s son is a partner. As a result of these payments, Mr. Chabraja is expected to be deemed an affiliated outside director under ISS Proxy Advisory Services guidelines. The Board, however, has confirmed Mr. Chabraja is independent for the following reasons:

—	Mr. Chabraja meets all independence standards under SEC rules, NASDAQ listing standards and our categorical standards;

—	The fees paid to the law firm where Mr. Chabraja’s son is a member amounted to less than $200,000 and less than 0.1% of the law firm’s consolidated gross annual revenue;

—	The law firm where Mr. Chabraja’s son is a member was first retained by Northern Trust more than a decade ago, well before Mr. Chabraja was elected to the Board or his son joined the law firm;

—

Mr. Chabraja’s son does not perform or supervise any legal services that the law firm provides to Northern Trust and does not receive any compensation based on the services the law firm provides to Northern Trust; and

—

The Board is confident that the family and professional relationships described above do not affect Mr. Chabraja’s ability to exercise his independent judgment with respect to any matter before the Board or any of the Committees on which Mr. Chabraja serves.

—

During 2013, the Corporation paid net underwriting discounts to, and received net referral fees from Loop Capital Markets LLC, an entity at which a member of Ms. Bynoe’s immediate family was employed until the third quarter of 2013. Ms. Bynoe’s family member did not undertake any work or play an advisory or supervisory role on the transactions with the Corporation and did not receive compensation based on the services Loop Capital Markets LLC provides or has provided to the Corporation. The discounts paid and net referral fees received were on non-preferential terms in the ordinary course of business. The discounts paid and net referral fees received amounted to less than 1.0% of the consolidated gross annual revenue of Loop Capital Markets LLC during the most recent completed fiscal year.

—

During 2013, the Corporation or its subsidiaries provided the following types of financial services in the ordinary course of business to certain directors and their related persons. As further discussed below in the “Related Person Transaction Policy” section, these financial services were provided to the directors and their related persons on substantially the same terms as those prevailing at the time for comparable transactions with other persons not related to or affiliated with the Corporation and in compliance with applicable banking laws. None of these transactions require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Trust and related services	Chabraja, Lane, Mooney, Rowe, and Smith
Credit services and other banking services (e.g., deposits, checking, treasury management)	Bynoe, Chabraja, Crown, Jain, Lane, Mooney, Prado, Rowe, Slark, Smith, and Tribbett
Asset servicing, asset management, securities lending, foreign exchange, and related services	Bynoe, Chabraja, Crown, Lane, Mooney, Prado, Rowe, Slark, Smith, and Tribbett
Qualified retirement plan services	Chabraja and Tribbett
Brokerage services	Bynoe, Chabraja, Crown, Jain, Lane, Rowe, Smith, and Tribbett

Related Person Transaction Policy

The Board of Directors of the Corporation, through its Audit Committee, adopted the Related Party Policy, to govern the review, approval, or ratification of transactions between the Corporation or its subsidiaries and any related persons. “Related persons” means the Corporation’s directors, nominees for director, executive officers, greater than five percent beneficial owners, and members of their immediate family. The Related Party Policy also covers transactions in which any Related Person has an indirect interest.

The Related Party Policy provides that the Corporation may undertake certain pre-approved related person transactions in the ordinary course of business without specific review, approval or ratification, including the following pre-approved transactions:

—

An extension of credit to a related person that is made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and does not involve more than the normal risk of collectability or present other unfavorable features;

—

Certain other ordinary course transactions in which the Corporation or its subsidiaries provide products or services to related persons on terms no less favorable to the Corporation and its subsidiaries as those prevailing at the time for comparable services to non-related persons;

—	A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

—

A transaction where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

—

A transaction with another company at which a related person’s only relationship is as an employee, a limited partner or a beneficial owner of less than 10% of the company’s outstanding common equity, provided the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of the other company’s annual revenues;

—

Contributions or grants, or pledges of contributions or grants, by the Corporation, any of its subsidiaries, or The Northern Trust Company Charitable Trust to a charitable, non-profit, or educational organization for which a director or executive officer of the Corporation or an immediate family member of a director or executive officer of the Corporation serves as an executive officer and where the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization’s total annual receipts;

—	Transactions where the related person’s interest arises solely from the ownership of the Corporation’s common stock and all stockholders receive the same benefit on a pro rata basis; and

—

Compensation paid to executive officers and directors of the Corporation that is reported in the Corporation’s proxy statement or otherwise approved or recommended by the Compensation and Benefits Committee.

Any other related person transaction involving amounts in excess of $120,000 must be approved or ratified by the Audit Committee or the Audit Committee Chair. In considering related person transactions, the Audit Committee or the Audit Committee Chair shall consider all relevant facts and circumstances and shall approve only those related person transactions that are in, or otherwise not inconsistent with, the best interests of the Corporation and its subsidiaries.

In 2013, certain related persons were clients of, and engaged in the types of transactions identified in the bullet points above with, the Corporation and one or more of its subsidiaries. These transactions were undertaken in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral for loan transactions) as those prevailing at the time for comparable transactions with other persons not related to the Corporation or the Northern Trust entities involved in the transactions. None of the transactions involved more than the normal risk of collectability or presented other unfavorable features. None of the transactions or any transactions in which the Corporation or any of its subsidiaries sold or purchased products and services were material to the Corporation or the Northern Trust entities involved in the transactions, and none require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. Any extensions of credit to directors and executive officers of the Corporation were permitted under the provisions of Section 13(k) of the Securities Exchange Act of 1934.

Executive Sessions

The independent directors of the Corporation met in executive sessions separate from management six times during 2013. The Lead Director or, in his absence, another independent director designated by the Lead Director presides at executive sessions of the independent directors.

Board Leadership Structure; Lead Director

The current leadership structure of the Board of Directors consists of a combined Chairman and CEO position and a Lead Director appointed annually by the Corporation’s independent directors.

The Board of Directors has determined that combining the positions of Chairman and CEO is the most appropriate for the Corporation at this time. Having one person as Chairman and CEO provides unified leadership and direction to the Corporation and strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently in crisis situations. The Board believes the combination of the Chairman and CEO positions is appropriate in light of the substantial independent oversight provided by the Board of Directors. The Board also believes that the desire for independent leadership of the Board is sufficiently balanced by the prominent role of the Lead Director.

The Lead Director’s primary duties are described in the Corporation’s Corporate Governance Guidelines. Among other things, the Lead Director’s duties include (i) approving meeting agendas for the Board and the nature of information sent to the Board, (ii) approving Board meeting schedules to assure that there is sufficient time for discussion of all Board agenda items, (iii) the authority to call at any time a special meeting of the Board or a special executive session of the independent directors, (iv) the authority to add items to the agenda of any regular or special meeting of the Board, (v) preparing the agenda for all regular and any special executive sessions of the independent directors, (vi) presiding at all regular and special meetings of the Board at which the Chairman is not present, (vii) presiding at all regular and any special executive sessions of the independent directors, (viii) serving as a liaison between the independent directors and the Chairman and CEO, (ix) conducting, by means of an interview with each independent director, the independent directors’ annual evaluation of the Chairman and CEO’s performance and then communicating the results to the Compensation and Benefits Committee and to the Chairman and CEO, (x) conducting, by means of an interview with each director, including the Chairman and CEO, the Board’s annual self-evaluation of its performance and then providing a summary report to the Board, (xi) meeting with regulators periodically separate from management, and (xii) being available for consultation and direct communication with major stockholders. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com.

Risk Oversight

The Board of Directors provides oversight of risk management directly as well as through its Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees.

The Audit Committee provides oversight with respect to risks relating to financial reporting and the legal component of compliance risk. The Business Strategy Committee provides oversight with respect to strategic risk for the Corporation and its subsidiaries.

The Business Risk Committee provides oversight with respect to the following risks inherent in Northern Trust’s businesses: credit risk, market and liquidity risk, fiduciary risk, operational risk, and the regulatory component of compliance risk. The Board of Directors has approved a corporate risk appetite statement articulating the Corporation’s expectation that risk is consciously considered as part of strategic decisions and in day-to-day activities. The Corporation’s business units are expected to manage business activities consistent with the corporate risk appetite statement. For a further description of the risk management policies and practices of the Corporation’s management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management” in the Corporation’s 2013 Annual Report to Stockholders.

The Compensation and Benefits Committee, at least annually, conducts a review, with input of risk management personnel, of management’s assessment of the effectiveness of the Corporation’s incentive compensation arrangements and practices to assess the extent to which such arrangements and practices discourage inappropriate risk-taking behavior by participants and are consistent with the Corporation’s safety and soundness.

The charters for the Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees provide that the Committees may meet with the individuals who supervise day-to-day risk management responsibilities of the Corporation and other members of management, consultants or advisors, as each Committee deems appropriate.

Corporate Governance Guidelines

The Corporation has had Corporate Governance Guidelines in place since 2000. The Corporate Governance Committee reviews and reassesses the adequacy of the Corporate Governance Guidelines at least annually and recommends any changes to the Board of Directors for approval. Northern Trust’s Corporate Governance Guidelines embody many of the Corporation’s long-standing practices and incorporate new policies and procedures that strengthen its commitment to corporate governance best practices. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com.

Code of Business Conduct and Ethics

The Board of Directors of the Corporation has adopted a Code of Business Conduct and Ethics to:

—	Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest

—	Promote full, fair, accurate, timely, and understandable public disclosure about the Corporation;

—	Promote compliance with applicable laws and governmental rules, codes, and regulations wherever the Corporation does business;

—	Ensure the protection of the Corporation’s legitimate business interests; and

—	Deter wrongdoing.

The Code of Business Conduct and Ethics satisfies applicable SEC and NASDAQ requirements and applies to all directors, officers (including the Corporation’s principal executive officer, principal financial officer, principal accounting officer and controller), and employees of the Corporation and its subsidiaries. The Corporation intends to disclose any amendments to, or waivers from, the Code of Business Conduct and Ethics for directors and executive officers, by posting such information on its website. A copy of the Code of Business Conduct and Ethics is available on the Corporation’s website at www.northerntrust.com.

Management Development and Succession Planning

The Compensation and Benefits Committee oversees executive management and succession planning. Pursuant to the Corporate Governance Guidelines and the charter for the Compensation and Benefits Committee, the Compensation and Benefits Committee conducts an annual management development and succession planning review. All of the Corporation’s directors are invited to and typically all participate in this review. Following the review, the Compensation and Benefits Committee makes recommendations concerning management development and succession planning. This management review process also includes a review of other senior employees of the Corporation, with a focus on developing internal candidates for advancement within the Corporation.

In connection with setting the compensation of the Corporation’s Chairman and CEO, the Compensation and Benefits Committee and the Board of Directors review the performance of the Chairman and CEO in light of the Chairman and CEO’s responsibilities to the Corporation, including the development of short-term and long-term strategic plans, goals and objectives, the development of an effective senior management team, positioning of the Corporation for current and future success, and effective communications with all of the Corporation’s constituencies. These criteria, among others, would also be considered by the Board of Directors in evaluating any successor Chairman and CEO candidates.

In the event of the unexpected death, incapacity, or resignation of the Chairman and CEO, pursuant to its charter, the Corporate Governance Committee will discuss and make a recommendation to the Board of Directors, after consultation with the Chairman of the Compensation and Benefits Committee, for an appropriate successor. The Board of Directors also has adopted a Business Continuity Plan that, among other things, delineates a process for appointing an interim Chairman and CEO in the event the Chairman and CEO becomes incapacitated.

Director Nominations and Qualifications

The Corporate Governance Committee is responsible for considering, evaluating, and recommending candidates for director. The Committee will consider persons nominated by stockholders in accordance with the nomination procedures specified in the Corporation’s By-laws or otherwise recommended by stockholders. The Corporation’s By-laws provide that stockholders may propose director nominations only if they give timely written notice, directed to the attention of the Corporation’s Corporate Secretary at the address indicated on the cover page of this Proxy Statement, not less than 120 days prior to the anniversary date of the prior year’s Annual Meeting. If such Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the prior year’s Annual Meeting, notice by the stockholder in order to be timely must be received within ten business days after notice of such subsequent Annual Meeting. In either case, the notice must contain the information required by the Corporation’s By-laws. Stockholders may also recommend candidates for director by following the procedures for communicating with directors described below under “Communications with the Board and Independent Directors” on page 22.

In its evaluation of director candidates, including persons recommended by stockholders, the Committee considers the factors specified in the Corporation’s Corporate Governance Guidelines to ensure the Board has a diversity of perspectives and backgrounds, including the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Corporation’s business and such matters as: relevant business and industry experience, professional background, age, current employment, community service, and other Board service. The Committee also considers the racial, ethnic, and gender diversity of the Board in assessing candidates. The Committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment who (i) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (ii) are free from conflicts of interest that could interfere with a director’s duties to the Corporation and its stockholders, and (iii) are willing and able to make the necessary commitment of time and attention required for effective Board service. The Committee also takes into account a candidate’s level of financial literacy, and monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. A full listing of the characteristics and qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Corporation’s website at www.northerntrust.com. Following its evaluation process, the Committee recommends its director nominees to the full Board of Directors, and the Board makes the final determination of director nominees based on its consideration of the Committee’s recommendation and report.

Stockholder Outreach

The Corporation recognizes the importance of stockholder engagement to help our investors understand our performance and strategies and to allow our stockholders to express their views on issues important to the Corporation. Accordingly, it is the Corporation’s practice to proactively and routinely engage with stockholders throughout the year. Consistent with our proactive engagement with stockholders, during 2013, we reached out to certain institutional stockholders to invite their feedback on governance issues, executive compensation, and other matters.

Communications with the Board and Independent Directors

Stockholders and other interested persons may communicate with any of the Corporation’s directors, including the Lead Director or the non-management directors as a group, by writing a letter addressed to the applicable director(s), c/o Northern Trust Corporation, 50 South La Salle Street, M-9, Chicago, Illinois 60603, Attention: Corporate Secretary. Northern Trust’s Corporate Secretary will forward communications directly to the Lead Director, unless a different director is specified.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls, or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above. Any written communication regarding accounting, internal accounting controls, or other matters are processed in accordance with procedures adopted by the Audit Committee.

Securities Trading Policy and Policy Against Hedging

Our securities trading policy prohibits directors, employees, including our named executive officers, and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors, employees, and certain of their family members from engaging in short selling, margining, and the pledging or hypothecation of Northern Trust securities, and trading in options, warrants, puts and calls or similar instruments on Northern Trust securities, except for pledging or hypothecation in connection with the cashless exercise of Northern Trust stock options.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of the Corporation’s common stock as of December 31, 2013 for each director, each named executive officer, and all directors and named executive officers of the Corporation as a group.

Name of Beneficial Owner	Shares (1)	Shares under Exercisable Options (2)
Non-Employee Directors:
Linda Walker Bynoe	18,093	—
Nicholas D. Chabraja	14,469	—
Susan Crown	44,671	—
Dipak C. Jain	30,874	—
Robert W. Lane	14,178	—
Edward J. Mooney	17,321	—
Jose L. Prado	3,700	—
John W. Rowe	47,187	—
Martin P. Slark	4,769	—
David H.B. Smith, Jr. (3)	25,277	—
Charles A. Tribbett III	26,844	—
Named Executive Officers:
Frederick H. Waddell	288,677	1,094,771
Michael G. O’Grady	—	79,523
Steven L. Fradkin	95,520	344,860
William L. Morrison	84,818	475,243
Jana R. Schreuder	43,776	353,558
All directors and executive officers as a group (22 persons)	941,303	3,400,433

(1) Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power). As of December 31, 2013, the number of shares of the Corporation’s common stock beneficially owned by the directors and executive officers as a group was 1.83%.

(2) Amount of shares includes options that are exercisable as of December 31, 2013 and options that become exercisable within 60 days thereafter.

(3) Mr. Smith is co-trustee with another individual on two separate trusts. He shares voting and investment power for 500 shares held in one trust and 1,704 in another trust. He is also a beneficiary of a trust that holds 1,362,880 shares. As Mr. Smith has no investment or voting power with respect to these shares, they are not reflected in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers, and beneficial owners of more than 10% of the Corporation’s stock to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Based solely on the Corporation’s review of the reports that have been filed by or on behalf of such reporting persons in this regard and written representations from such reporting persons that no other reports were required, the Corporation believes that all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were made on a timely basis during or with respect to 2013, except for a Form 4 filed for the Corporation’s former Controller, Richard D. Kukla, on February 4, 2013 to report a transaction that should have been reported by February 1, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of December 31, 2013. The beneficial ownership information for the Bank relates to shares held by trusts and other fiduciary accounts for which the Bank and its affiliates individually acted as sole or co-fiduciary.

Name and Address	Shares	Percent of Class

The Northern Trust Company (1) 50 South La Salle Street Chicago, Illinois 60603	22,320,133	9.4%

T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, Maryland 21202	16,828,249	7.1%

(1) As of December 31, 2013, the Bank and its affiliates individually acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which owned, held or controlled through intermediaries the securities. This aggregate number of shares includes 1,362,880 shares held by the trust described in footnote 3 to the “Security Ownership by Directors and Executive Officers” table in this Proxy Statement, or less than 0.6% of the outstanding common stock. Of these shares, the Bank and its affiliates had sole voting power with respect to 8,552,248 shares or 3.6% of the outstanding common stock, and they shared voting power with respect to 11,965,872 shares or 5.0% of the outstanding common stock. They had sole investment power with respect to 2,143,781 shares or 0.9% of the outstanding common stock, and they shared investment power with respect to 13,072,504 shares or 5.5% of the outstanding common stock.

(2) These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and, in certain cases, sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of these shares, Price Associates had sole voting power with respect to 5,084,416 shares or 2.1% of the outstanding common stock, and they did not have shared voting power with respect to any such shares. Price Associates had sole investment power with respect to all such shares.

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Corporation is required to include in this Proxy Statement a separate resolution, subject to an advisory vote, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “Say-on-Pay” advisory vote). Accordingly, the Board of Directors is requesting that stockholders vote FOR approval of the following resolution:

“Resolved, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Corporation. Although the vote is non-binding, the Board of Directors and the Compensation and Benefits Committee value the opinions of our stockholders and, consistent with past practice, will consider the outcome of the vote when determining compensation policies and making future compensation decisions for our named executive officers.

As outlined in the Compensation Discussion and Analysis that begins on page 26 of this Proxy Statement, the Corporation’s executive compensation program is designed to attract, motivate, and retain individuals who will contribute to the Corporation’s success and the creation of stockholder value. The Compensation and Benefits Committee believes that executive officers are most effectively motivated when their incentive compensation is tied to the Corporation’s overall performance as well as their individual performance. That is why a significant portion of each executive officer’s short-term and long-term incentive compensation is variable and depends on such performance. Long-term incentive compensation delivered through annual equity awards is the most significant element of the Corporation’s executive compensation program. The Compensation and Benefits Committee believes that this emphasis on equity-based compensation aligns the interests of executive officers with our stockholders, discourages inappropriate risk-taking, and encourages executive officers to appropriately consider and control risk factors, which furthers the Corporation’s risk-mitigation strategy. In addition, the Corporation has adopted policies, like stock ownership guidelines, and incorporated provisions into compensation plans, like forfeiture and clawback provisions, to ensure long-term focus and discourage inappropriate risk-taking by executive officers.

The Corporation’s conservatively managed executive compensation philosophy, coupled with its sound balance sheet and prudent business model, have contributed to the Corporation’s strong strategic and financial positioning, despite an increasingly regulated and a persistent low interest rate environment. In 2013, the Corporation reported 2013 net income of $731.3 million, diluted earnings per share of $2.99, and a pre-tax profit margin of 27.0%. The Corporation’s 2013 return on equity increased to 9.5% from 9.3% in the prior year. For the period ending December 31, 2013, the Corporation’s average three and five year returns on equity were 9.2% and 10.1%, respectively, compared to the peer group medians of 9.5% and 4.7%, respectively.

The Board of Directors unanimously recommends that you vote FOR this proposal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In 2013, the performance and achievements of our named executive officers helped Northern Trust deliver sound financial results in a challenging global economic environment and accelerate the strategic initiatives of the organization. New business and our measured approach to managing the business contributed to the Corporation’s continued strong financial position.

Appropriately linking the compensation of our named executive officers to the performance of our business is important to the continued growth and success of Northern Trust. Accordingly, performance is the most significant driver of compensation decisions. The following charts summarize our performance in 2013 and highlight important considerations in the development, review and approval of our 2013 named executive officers’ compensation.

2013 Performance
2013 Financial Results

—  Net income was $731.3 million in 2013, an improvement of 6.4% from $687.3 million in 2012

—  Trust, investment and other servicing fees, which represent the single largest source of revenues to the Corporation, increased 8% in 2013

—  Our Driving Performance initiative, announced in 2012 to improve productivity, delivered significant pre-tax income benefits in the year and exceeded our target of $250 million in pre-tax income improvement

—  Our pre-tax profit margin improved to 27.0% in 2013 from 25.5% in 2012

—  Northern Trust’s return on equity was 9.5% in 2013, an increase from 9.3% in 2012 and represents progress toward our long-term target of 10-15%

Capital Planning

—  The Corporation’s capital ratios are well above the ratios that are a requirement for regulatory classification as “well-capitalized”

—  Our capital actions for the year included an increase in the quarterly dividend to $0.31 per share and the repurchase of 5.5 million common shares, returning $609 million in capital to our stockholders

—  The Federal Reserve did not object to the Corporation’s 2013 capital plan

Risk Management	— Our risk profile remained strong, with no material changes in 2013 — The quality of our balance sheet remained strong as was our liquidity position at both the corporate and bank levels
Strategic Developments

—  Assets under management rose 17% to $884.5 billion, while assets under custody rose 16% to $5.575 trillion

—  Our growth in clients continues to be diversified across our businesses, services and geographies

—  We continue to expand our geographic footprint by establishing new offices in Germany and Saudi Arabia in 2013

Guiding Principles for Executive Compensation
Compensation Philosophy

—  Attract, motivate and retain the best talent

—  Link compensation to long-term performance

—  Align programs with stockholder interests

—  Position pay competitively in the marketplace

—  Discourage inappropriate risk-taking

—  Monitor compensation arrangements to ensure they appropriately balance stockholder, business and risk concerns

Total Pay Guidelines

—  80% to 90% of total pay opportunity focused on variable incentives

—  Majority of total pay opportunity linked to long-term incentives

—  Multi-year vesting schedules for equity grants link total pay to long-term performance

—  Stock ownership guidelines equal or exceed requirements at most peer banks

Forfeiture (“Clawback”) Provisions

—  All equity granted to named executive officers is subject to forfeiture, or “clawback” provisions, that may be triggered upon the occurrence of certain events

—  These events generally include the misuse of confidential information, a violation of applicable non-solicit provisions, or misconduct as determined by the Committee in connection with the restatement of the Corporation’s financial statements or otherwise

Decisions and Actions
Factors Guiding Compensation Decisions

—  Financial performance

—  Qualitative factors including leadership, regulatory compliance, client service, corporate social responsibility, employee relations, communication, ethics, diversity, and development of talent

—  Assessment of risk management, including avoidance of excessive risk-taking to ensure long-term stockholder value

—  Chairman and CEO recommendations for other named executives officers

—  Advice of independent compensation consultant

—  Peer bank pay practices

—  Current and historical compensation

2013 Compensation Decisions

—  Base salaries remain unchanged for named executive officers, except for Mr. O’Grady and Mr. Morrison

—  Annual cash awards — determined in 2014 for 2013 performance — reflect that earnings for 2013 increased 6.4% from the prior year

—  Long-term incentive compensation awarded as follows:

—  50% as performance stock units (up from one-third in 2012)

—  25% as stock options (down from one-third in 2012)

—  25% as restricted stock units

—  Expanded risk-based forfeiture and clawback provisions in certain equity awards beginning in February 2013

2014 Compensation Program Updates	— Performance stock units granted in 2014 pay out at 100% only if the Corporation achieves a return on equity of 10%, in line with the target return on equity range communicated externally

2013 Compensation Decisions for Named Executive Officers

In determining total compensation for the named executive officers, including Mr. Waddell, the Committee considered a variety of performance factors. The Committee considered the Corporation’s 2013 financial performance as well as each officer’s success in achieving his or her individual qualitative performance objectives. The Committee also considered the total compensation paid to similarly-situated executives by the Corporation’s peers. Although the same methodology is used to determine the compensation paid to the Chairman and Chief Executive Officer as for any other executive officer, Mr. Waddell’s compensation is measurably higher than the compensation paid to the other named executive officers due to his significantly greater responsibilities and obligations to the Corporation.

Chairman and Chief Executive Officer

For his service as Northern Trust’s Chairman and Chief Executive Officer in 2013, Mr. Waddell received total compensation of $9,168,000, compared to $11,083,195 for 2012. Mr. Waddell’s compensation for 2013 reflects each of the elements of the Corporation’s 2013 performance presented on page 26 of this Proxy Statement as his leadership was instrumental to these achievements. Mr. Waddell’s compensation also reflects his role in developing the senior leaders of the Corporation and maintaining a strong group of leaders in our succession plan. Consistent with the Corporation’s philosophy of aligning pay with performance, the Committee determined that Mr. Waddell’s total 2013 compensation should compare favorably with the median compensation among the Corporation’s peer companies, relative to size, financial results, and stockholder returns.

Base Salary

The Committee determined that Mr. Waddell’s salary should remain unchanged for 2013, although it remained modestly lower than the 2012 salary of the Corporation’s peer group, adjusted for size, financial results, and stockholder returns.

Short-Term Annual Cash Incentive

Under the provisions of the Management Performance Plan, the Corporation’s reported earnings of $731.3 million in 2013 provided for a maximum funding opportunity for Mr. Waddell of $4,387,992. Taking into consideration available competitive market data, the Corporation’s 2013 performance, and Mr. Waddell’s success in achieving his individual qualitative performance objectives, the Committee set Mr. Waddell’s actual cash incentive award at $1,900,000 for 2013, as compared to $2,000,000 for 2012. The year over year decrease in the Chairman and CEO’s annual cash incentive award was consistent with the Corporation’s 2013 financial performance. Our earnings for 2013 increased 6.4% relative to 2012 and growth in new business was strong. The Corporation’s return on equity improved to 9.5% from 9.3% but was below our externally communicated target range. For 2013, Mr. Waddell’s individual qualitative performance objectives related to leadership, compliance, client service, corporate social responsibility, employee relations, communication, ethics, diversity, and the development of senior officers.

Long-Term Incentive

In determining the total long-term incentive award for Mr. Waddell, the Committee took into account the Corporation’s 2013 performance, as well as the median and total compensation paid by the Corporation’s peers, adjusted for size, financial results, and stockholder returns. Based on these factors, the Committee set the Chairman and CEO’s long-term incentive compensation award for 2013 performance at $6,650,000, equal to his long-term incentive award of $6,650,000 made in 2013 for 2012 performance.

Pension Benefits

In 2013, Mr. Waddell’s pension value decreased by $444,845, compared to an increase in 2012 of $3,839,003, primarily due to the increase in the discount rate used to calculate the pension from 4.25% to 5.00% at December 31, 2013. See “Pension Benefits” beginning on page 55 of this Proxy Statement for additional information on how benefits accrue under the Pension Plan.

Total Chairman and CEO Compensation

The chart below provides an overview of the Committee’s decisions with respect to the salary and incentive compensation awarded to the Chairman and CEO for his 2013 and 2012 performance. As illustrated in the chart, the Chairman and CEO’s salary and incentive compensation decreased by 1% from 2012 to 2013.

Year	Annual Compensation					Total
	Salary	Incentive Compensation (1)
		Cash	Performance Stock Units	Stock Options (2)	Restricted Stock Units
2013	$975,000	$1,900,000	$3,325,000	$1,662,500	$1,662,500	$9,525,000
2012	$975,000	$2,000,000	$3,325,000	$1,662,500	$1,662,500	$9,625,000

(1) The performance stock units, stock options, and restricted stock units included for 2013 were granted to Mr. Waddell in 2014 for his 2013 performance and accordingly are not included in the “Summary Compensation Table” in this Proxy Statement.

(2) Northern Trust’s policies and internal valuation methodology treat stock options as having a value equal to one-third of the grant price. This valuation methodology is reflected in the chart above. A different valuation methodology is required to be used in the “Summary Compensation Table” in this Proxy Statement.

The mix of total compensation for our Chairman and CEO, as illustrated in the chart below, demonstrates our emphasis on variable compensation and belief that long-term incentives should be the most significant element of overall compensation.

Michael G. O’Grady

For his service as Northern Trust’s Chief Financial Officer in 2013, Mr. O’Grady received total compensation of $3,290,587, compared to $2,618,607 for 2012. As Northern Trust’s Chief Financial Officer, Mr. O’Grady is primarily responsible for financial reporting and control, management reporting and analysis, liquidity management, capital planning, and investor relations. To determine Mr. O’Grady’s 2013 compensation, the Committee considered how well Mr. O’Grady fulfilled his responsibilities in 2013. Mr. O’Grady’s compensation also reflects the following performance factors:

—	In 2013, financial strength remained a hallmark of the Corporation, with asset quality in the loan, liquidity and securities portfolios contributing to sound credit ratings.

—

The Corporation’s 2013 capital plan was not objected to by the Federal Reserve, which allowed the Corporation to return $609 million in capital to stockholders through an increase in the quarterly dividend and the repurchase of 5.5 million common shares.

—	The Driving Performance initiative delivered significant pre-tax income benefits in 2012 and exceeded our target of $250 million in pre-tax income improvement in 2013.

—	The Corporation maintained an active investor relations program in 2013, which encompassed conference participation as well as significant engagement with analysts and investors throughout the year.

In addition, the Committee considered Mr. O’Grady’s success in achieving his individual qualitative performance objectives related to leadership, compliance and risk management, employee relations, communication, ethics, diversity, and development of talent.

Based on the competitive salary market data among the Corporation’s peer group companies, the Committee chose to increase the annual base salary for Mr. O’Grady by $25,000 to $600,000 for 2013.

Based on the limits set forth in the Management Performance Plan for Mr. O’Grady, as well as the Corporation’s performance and achievement of Mr. O’Grady’s individual objectives, the Committee determined a 2013 annual cash incentive of $750,000 for Mr. O’Grady.

In determining the total long-term incentive grant made to Mr. O’Grady in 2014 for 2013 performance, the Committee took into account the Corporation’s performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and stockholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. O’Grady.

Steven L. Fradkin

For his service as President of the Corporate & Institutional Services business unit (“C&IS”) in 2013, Mr. Fradkin received total compensation of $3,287,560, compared to $3,750,678 for 2012. To determine Mr. Fradkin’s 2013 compensation, the Committee considered a variety of performance factors including:

—	C&IS net income was $335.7 million in 2013 compared with $289.2 million in 2012.

—	C&IS assets under custody increased 17% in 2013 and equaled $5.1 trillion at December 31, 2013.

—	In 2013, C&IS expanded into new geographies and produced strong growth in its client base.

The Committee also considered Mr. Fradkin’s success in achieving his individual qualitative performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics, diversity, and development of talent.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee chose to leave the base salary for Mr. Fradkin unchanged for 2013.

Based on the limits set forth in the Management Performance Plan for Mr. Fradkin, as well as the Corporation’s performance and achievement of Mr. Fradkin’s individual objectives, the Committee determined a 2013 annual cash incentive of $800,000 for Mr. Fradkin.

In determining the total long-term incentive grant made to Mr. Fradkin in 2014 for 2013 performance, the Committee took into account C&IS performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and stockholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. Fradkin.

William L. Morrison

For his service as Northern Trust’s President and Chief Operating Officer in 2013, Mr. Morrison received total compensation of $4,931,512, compared to $4,676,225 for 2012. As Northern Trust’s President and Chief Operating Officer, Mr. Morrison is primarily responsible for the Corporation’s business operations. To determine Mr. Morrison’s 2013 compensation, the Committee considered how well Mr. Morrison fulfilled his responsibilities in 2013. Mr. Morrison’s compensation also reflects the following performance factors:

—	Net income was $731.3 million, an increase of 6.4% from 2012.

—	Return on equity improved in 2013 to 9.5% from 9.3% in 2012 and represents progress toward our externally communicated long-term target of 10-15%.

—	The Driving Performance initiative delivered significant pre-tax income benefits in the year and exceeded our target of $250 million in pre-tax income improvement in 2013.

—	Both our C&IS and Wealth Management business units had strong new business in 2013.

—	In 2013, significant progress was made in furthering the Corporation’s strategic initiatives around technology under Mr. Morrison’s leadership.

In addition, the Committee considered Mr. Morrison’s success in achieving his individual qualitative performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics, diversity, and development of senior officers.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee chose to increase the annual base salary of Mr. Morrison by $100,000 to $800,000.

Based on the limits set forth in the Management Performance Plan for Mr. Morrison, as well as the Corporation’s performance and achievement of Mr. Morrison’s individual objectives, the Committee determined a 2013 annual cash incentive of $1,000,000 for Mr. Morrison.

In determining the total long-term incentive award made to Mr. Morrison in 2014 in respect of 2013 performance, the Committee took into account the Corporation’s performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and stockholder returns. Based on these factors, the Committee set a long-term award of $3,250,000 for Mr. Morrison.

Jana R. Schreuder

For her service as President of the Wealth Management business unit in 2013, Ms. Schreuder received total compensation of $3,282,196, compared to $4,205,792 for 2012. To determine Ms. Schreuder’s 2013 compensation, the Committee considered a variety of performance factors including:

—	Wealth Management net income was $378.4 million in 2013 compared with $371.7 million in 2012.

—	Wealth Management assets under management increased 12% in 2013 and equaled $221.8 billion at December 31, 2013.

—	In 2013, new business in Wealth Management remained strong and Northern Trust was named Best Private Bank in the U.S. by the Financial Times Group for the fifth consecutive year.

The Committee also considered Ms. Schreuder’s success in achieving her individual qualitative performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics, diversity, and development of senior officers.

Based on competitive salary market data among the Corporation’s peer group companies, the Committee chose to leave the base salary for Ms. Schreuder unchanged for 2013.

Based on the limits set forth in the Management Performance Plan for Ms. Schreuder, as well as Wealth Management performance and achievement of Ms. Schreuder’s individual objectives, the Committee determined a 2013 annual cash incentive of $785,000 for Ms. Schreuder.

In determining the total long-term incentive grant made to Ms. Schreuder in 2014 in respect of 2013 performance, the Committee took into account the Corporation’s performance, as well as the compensation levels among the Corporation’s peers, adjusted for size, financial results, and stockholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Ms. Schreuder.

Guiding Principles for Executive Compensation

Northern Trust’s compensation philosophy is to attract, motivate and retain talent, including executive-level talent who will contribute to our long-term success. With the goals of solid long-term financial performance and creating long-term stockholder value, Northern Trust’s executive compensation program and compensation decisions are framed by the four core values described below.

Linked to Long-Term Performance

Northern Trust’s executive compensation program strongly focuses on incentive compensation, which is intended to help drive long-term financial performance. Currently, 80% to 90% of each named executive officer’s total pay opportunity consists of variable compensation. Short-term cash and long-term incentive awards reflect the Corporation’s performance as well as each named executive officer’s individual performance. The Committee determines and approves annual cash incentives for Northern Trust’s named executive officers under the provisions of the stockholder-approved Management Performance Plan.

The net income generated by the Corporation in the applicable fiscal year determines the maximum funding for annual cash incentives. Accordingly, no annual cash incentive can be paid in the absence of positive net income. Northern Trust’s average annual rate of return on equity during the respective three year performance period (as compared to pre-established targets) determines the payout under 50% of the Corporation’s annual long-term incentive awards, which are granted in the form of performance stock units. Payout of this component therefore generally requires the executive to remain with the company during the applicable performance period, as well as attainment of return on equity goals over multi-year periods. The overall performance of Northern Trust’s common stock delivers the remainder of the value of annual long-term incentive awards; this portion of the award is granted in the form of stock options (25%), which have no economic value absent share price appreciation, and through restricted stock units (25%). In connection with the 2014 performance stock unit grants, the performance schedule was modified to provide that officers will only receive 100% of their awards if the Corporation achieves a return on equity of 10%. The Committee made this change to better align the payout of these awards to the target return on equity range externally communicated.

Aligned with Stockholder Interests

Northern Trust’s executive compensation program is designed to align the interests of the named executive officers with those of its stockholders by tying a significant portion of an executive’s total compensation to the longer-term performance of the Corporation’s common stock. Long-term incentive compensation is the most significant component of overall compensation as it provides the majority of named executive officers’ compensation. The emphasis on long-term multi-year vesting schedules applied to these incentives contributes to continuity and stability within the Corporation’s executive leadership and encourages executives to act as owners with a tangible stake in Northern Trust.

Supporting the alignment with stockholders’ interests, Northern Trust has a long-standing practice of emphasizing stock ownership and maintaining robust stock ownership guidelines for named executive officers at or above industry practice. As of February 28, 2014, the Chairman and CEO and each other named executive officer met or exceeded Northern Trust’s stock ownership guidelines.

Stock Ownership Guidelines

In order to further align the interests of executive officers with those of our stockholders, Northern Trust maintains the following stock ownership guidelines for executive officers:

Stock Ownership Guidelines

Chairman and CEO	Expected to maintain minimum share ownership levels to a value of ten times base salary

President and Chief Operating Officer	Expected to maintain minimum share ownership levels to a value of seven times base salary

Other Executive Officers	Expected to maintain minimum share ownership levels to a value of five times base salary

Each executive officer is expected to meet his or her respective minimum ownership level within five years of becoming an executive officer. Until such time as any executive officer meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions or stock option exercises.

Positioned Competitively in the Marketplace

We believe a competitive executive compensation program is key to attracting, motivating and retaining the best executive talent. Therefore, the Committee evaluates the competitiveness of Northern Trust’s named executive officer compensation program against a peer group that reflects key trust and custody banks (The Bank of New York Mellon and State Street Corporation) as well as certain other U.S. banking organizations of varying size. The Bank of New York Mellon Corporation and State Street Corporation are included in the peer group because they are the trust and custody banks that Northern Trust directly competes against for global talent in virtually all lines of business. The peer group specifically excludes certain direct competitors whose size or scope are significantly larger and might distort the appropriate pay comparisons. The combination of the character and relative size of the Corporation’s businesses makes it challenging to identify any definitive, single group of companies as peers for compensation purposes. Northern Trust’s peer group was established based in part on data and analysis provided by Towers Watson, an outside compensation consultant.

The banks identified below comprise Northern Trust’s peer group.

Northern Trust 2013 Peer Group
The Bank of New York Mellon Corporation Comerica Incorporated Fifth Third Bancorp KeyCorp The PNC Financial Services Group, Inc.	State Street Corporation SunTrust Banks, Inc. U.S. Bancorp Wells Fargo & Company

The Committee believes that this group of peer companies fairly represents a wide range of our competitors and certain other U.S. banking organizations and is an appropriate group of companies against which Northern Trust can gauge the competitiveness of the Corporation’s executive compensation program for the named executive officers.

The Committee regularly reviews the composition of Northern Trust’s peer group using data and analysis provided by Towers Watson. The Committee makes updates based on changes within the peer group companies, industry consolidation and the Corporation’s own evolving global presence. No modifications have been made to the peer group since 2011.

Discourage Inappropriate Risk-Taking

The Corporation continues to assess its incentive compensation program in consideration of the Federal Reserve’s guidance on sound incentive compensation policies at banking organizations. Northern Trust believes its compensation arrangements discourage inappropriate risk-taking behavior, in part because the Corporation is not involved with many of the lines of business that have exposed other financial institutions to excessive risk, such as significant proprietary derivatives trading or origination or securitization of sub-prime mortgage loans.

Northern Trust actively monitors employees using programs, policies, and other tools that are designed to ensure that they work within established risk frameworks and limits. To reinforce the important role of effective risk management in our compensation framework, we introduced performance stock units in 2012. Performance stock units, which contain meaningful performance hurdles for named executive officers and are payable in shares if these hurdles are attained, incorporate performance considerations. Performance stock units discourage inappropriate risk-taking behavior because they can only be earned by attaining long-term performance goals and

Risk Management Expectations

To align with Federal Reserve guidance for the financial industry, Northern Trust provided direction to its employees about Northern Trust’s risk management expectations and the incentive adjustments that may be made to awards for those who expose the Corporation to excessive risk.

It is our expectation that all executive officers appropriately understand the Northern Trust risk management framework and how the framework reinforces the Corporation’s compensation strategy.

because the value of the award (a full value award with respect to a smaller number of shares) is less susceptible to short-term fluctuations in share value than other types of awards (such as stock options, which generally pertain to a larger number of shares). Long-term incentive compensation is the most significant element of compensation for senior management. All grants of long-term equity vest over a multi-year period and have an inherent risk adjustment factor based on changes in Northern Trust’s share value. Consistent with the Corporation’s risk-mitigation strategies for its compensation programs, since 2012 all long-term compensation arrangements for named executive officers have incorporated clawback provisions that deter certain types of conduct, including conduct that could affect the accuracy of the Corporation’s financial statements. In 2013, expanded risk-based forfeiture and clawback provisions were included in restricted stock unit awards.

In order to address the Federal Reserve’s view that stock options can induce more risk taking than other types of equity based compensation, in 2012 Northern Trust reduced the proportion of its long-term incentive awards composed of stock options and replaced a portion of those awards with performance stock units and long-term cash, which are viewed as less likely to incent inappropriate levels of risk taking. In 2013, Northern Trust further reduced the proportion of its long-term incentive awards composed of stock options to one-quarter of the total value of each named executive officer’s long-term incentive compensation, down from one-third in 2012.

Utilizing input from risk management personnel, the Committee annually assesses the effectiveness of Northern Trust’s incentive compensation arrangements and practices and the extent to which such arrangements and practices appropriately balance risk and reward. We will continue to monitor and, if necessary, revise our incentive compensation program so that it continues to appropriately balance the objectives of stockholders, the needs of the business, and risk concerns.

Determining Awards

Role of the Committee

During its February meeting, the Committee determines the appropriate level of compensation for all executive officers. The Committee considers all elements of Northern Trust’s executive compensation program holistically rather than each compensation element individually. The Committee makes executive compensation decisions after careful review and analysis of financial and non-financial performance information, as well as historical and market compensation data. The Committee also considers the impact that compensation decisions may have on the potential value of other pay and benefit programs.

The Committee has the discretion to reward extraordinary individual performance in non-financial areas that are important to long-range growth and enhancement of stockholder value. This flexibility allows the Committee to best reflect:

—	Northern Trust’s business model and strategy

—	Prevailing market trends

—	Evolving financial and regulatory environment

—	Cross-function executive assignments

—	Risk management objectives

The Committee also evaluates the performance of the Chairman and CEO against his objectives for the past year. The Committee shares this evaluation with the Board in order for the Board to set the Chairman and CEO’s compensation.

Role of the Chairman and CEO

The Chairman and CEO presents the Committee with recommendations on the total compensation for each of Northern Trust’s other executive officers. The Chairman and CEO’s evaluations of the other named executive officers are based on performance against the past year’s performance expectations, and are comprised of a mix of objective and subjective factors, which are not formulaically weighted or scored. With input from the Corporation’s Chief Risk Officer, the Chairman and CEO also evaluates each of the other executive officer’s performance with regard to business unit risks and individual adherence to risk and compliance policies and procedures.

The Committee gives substantial weight to the recommendations of the Chairman and CEO, but retains the ultimate oversight and responsibility to set compensation for all executive officers.

Role of Human Resources

The Corporation’s Human Resources Department provides materials to assist the Committee in making executive compensation decisions, including current and historical compensation data for the named executive officers. The Executive Vice President, Human Resources attends and participates in all Committee meetings.

The Human Resources Department also assists the Chairman and CEO in formulating his compensation recommendations for all other executive officers. The Human Resources Department provides historic and current market data for executive pay in the industry, information concerning the historical and current compensation of named executive officers, and the comparison of stock ownership measured against the Corporation’s stock ownership guidelines.

Role of the Committee’s Independent Compensation Consultant

For 2013, the Committee retained Aon Hewitt as its independent compensation consultant. The Committee confers with Aon Hewitt to ensure that decisions and actions are consistent with stockholders’ long-term interests and compensation-related best practices within the financial services industry. Aon Hewitt also directly provides to the Committee market data, which the Committee references when determining compensation for the named executive officers.

Aon Hewitt’s representative attends all meetings of the Committee during which compensation is reviewed and approved. Aon Hewitt’s representative provides insights into compensation trends and market practices, presents his views on the compensation proposed by the Committee and participates in Committee meeting discussions.

Use of Peer Group Data

The Committee uses peer group data to assess the competitiveness of the compensation paid to executive officers. Northern Trust does not use peer compensation data to set precise pay levels by position. Rather, the peer data and data provided by independent compensation consultants are used to validate relative competitive pay for our named executive officers. With respect to 2013 compensation, the Committee considered the Corporation’s performance relative to our peers across various measures including growth in assets under custody and management, pre-tax profit margin, return on equity, short and long-term total stockholder returns, price/earnings ratio and price/book ratios. Weighing these measures of performance, among others, the Committee determined that the Corporation’s overall performance was comparable to the peer group performance. The Committee took these comparisons into account generally in making its compensation decisions for 2013.

Deductibility of Executive Compensation

The Corporation views the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as an important factor in determining the forms and amounts of executive compensation. The Corporation, through the Committee, reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility or other important elements of the overall executive compensation program.

Elements of Northern Trust’s Executive Compensation Program

There are four principal elements of Northern Trust’s executive compensation program, each of which is discussed below. In making determinations regarding these compensation elements, the Committee’s overall goal is to establish total executive compensation that appropriately rewards performance, aligns with stockholders’ interests, and positions the Corporation competitively in the marketplace for executive talent. While the Committee’s determinations with respect to these elements may reflect unique characteristics of that element (for instance, in the case of annual cash incentives, performance of the Corporation), the Committee’s overall decision making is governed by a collective evaluation of the elements of compensation, with a view toward establishing an appropriate level of total executive compensation.

Compensation Element	Link to Compensation Philosophy	Rationale/Key Features
Base Salary	Targeted at competitive levels among peer group companies.	Base salaries provide a fixed level of income consistent with a named executive officer’s position and responsibilities, competitive pay practices, and internal equity principles.
Short-Term Annual Cash Incentive	Aligned with stockholders’ interests by linking maximum award to a percentage of net income and actual award to executive’s performance. Targeted at competitive levels among the peer group companies.

Annual cash incentives are intended to qualify as performance-based compensation as they are tied to net income results and may not exceed a fixed maximum.

Annual cash incentives also reflect the individual performance of each named executive officer.

Long-Term Compensation	Aligned with stockholders’ interests by motivating executives officers to act as owners. Targeted at competitive levels among the peer group companies.

Given the Corporation’s focus on pay for performance, long-term incentives are the most significant element of overall compensation.

Long-term incentive compensation is comprised of performance stock units (50%), restricted stock units (25%), and stock options (25%).

The number of shares that are paid out upon the vesting of a performance stock unit award is determined based on the Corporation’s return on equity.

Retirement, Health and Welfare Benefits	Targeted at the median level of peer group companies.	Benefits are designed with the entire Northern Trust workforce in mind and are not specifically structured for the named executive officers.

Base Salary

The Committee believes that base salaries should provide a fixed level of annual income consistent with a named executive officer’s position and responsibilities, competitive pay practices and internal equity among the named executive officers.

Base Salaries Aligned with Market Base salary levels for executive officers are consistent with competitive salary market data among peer group companies.

The Committee uses discretion in determining base salaries. It does not take a formulaic approach to setting base salary levels but considers the following factors:

—	Individual performance over the prior year relative to established goals and expectations for the position

—	Internal pay equity for comparable key executive officer positions

—	Targeted base salary levels that balance market pay practice with internal equity

—	Experience and qualifications of the individual executive

—	The named executive officer’s tenure in the position or a position of similar level

—	Significant changes in assignment or scope of responsibility

For new and recently promoted executives, the Committee’s approach is to gradually increase actual base salary to the appropriate target pay level as the named executive officer gains experience and tenure in the new position.

Short-Term Annual Cash Incentive

Annual cash incentives provide an opportunity for named executive officers to receive additional cash compensation based on the Corporation’s financial performance as well as each named executive officer’s individual performance. The Committee determines and approves annual cash incentives for the Corporation’s named executive officers under the provisions of the stockholder-approved Management Performance Plan. These awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The maximum funding for each officer’s annual cash incentive award under the Management Performance Plan is a percentage of the net income generated by the Corporation in the applicable year. The annual cash incentive maximums for named executive officers are as follows:

Annual Cash Incentive Aligned with Stockholders’ Interests

By establishing the maximum for the Management Performance Plan as a percentage of Northern Trust’s net income, the Corporation directly aligns executive officers’ short-term annual cash incentive awards with performance that impacts our stockholders.

If the Corporation does not achieve positive net income, the Management Performance Plan prohibits the granting of incentive awards for that year.

—	Annual cash incentives for the Chairman and CEO may not exceed 0.6% of consolidated net income

—	Annual cash incentives for the President and Chief Operating Officer may not exceed 0.4% of consolidated net income

—	Annual cash incentives for all other named executive officers may not exceed 0.3% of consolidated net income

—	No annual incentives can be paid in the absence of positive net income

While the Corporation’s net income establishes the maximum annual cash incentive that may be paid to an officer, the final determination of annual cash incentives is not tied to any specific formula. Instead, the Committee exercises negative discretion to set the final award. In applying negative discretion in 2014 for 2013 performance, the Committee considered the Corporation’s overall performance results, each officer’s individual performance, and the cash incentive award data reported by peer firms, adjusted for size, financial results, and stockholder returns.

Long-Term Compensation

Long-term incentive compensation is the most significant element of overall compensation and is designed to reward the performance of the named executive officers over time. Under the current plan design, long-term incentive compensation takes the form of 50% performance stock units, 25% restricted stock units, and 25% non-qualified stock options. The Committee emphasizes long-term incentives to align compensation with the interests of the stockholders. The Committee believes that long-term incentive compensation encourages executives to act as owners with an equity stake in Northern Trust, discourages inappropriate risk-taking, and contributes to continuity and stability within the Corporation’s executive leadership.

The Committee considers a variety of individual factors to determine the actual dollar value of long-term compensation for each named executive officer. The dollar value of equity compensation is generally defined as 100% of the fair market value at the time of grant for all performance stock units and restricted stock units and one-third of the fair market value of the shares underlying grants of stock options at the time of grant for all stock options. For grants in 2013 for 2012 performance, the guideline dollar value of long-term compensation was approximately seven times 2012 year end base salary for the Chairman and CEO, approximately five times 2012 year end base salary for the President and Chief Operating Officer, and approximately three and one-half times 2012 year end base salary for the other named executive officers. These guidelines also applied to long-term incentive awards granted in 2014 for 2013 performance.

The Committee has flexibility in determining the value of total long-term incentive compensation for each named executive officer based on a review of objectives and subjective factors. There is no formula that assigns specific weights to these factors and the importance of these factors may vary from year to year. In addition to consideration of the long-term incentive compensation reported by peer banks, the following are the specific objective and subjective factors considered by the Committee in setting total 2013 and 2014 long-term incentive compensation for each named executive officer:

—	Experience and tenure

—	Prior and expected individual performance

—	Potential long-term impact on the financial success of Northern Trust

—	Strategic leadership, teamwork and individual contributions as a member of Northern Trust’s Management Group

—	Committee’s desire to maintain internal equity in long-term incentive opportunity

—	Mix of total compensation relative to each element of compensation

—	Recommendations of the Chairman and CEO with respect to other named executive officers

—	Advice of the Committee’s independent compensation consultant

In February 2013 for 2012 performance, the named executive officers received the following dollar amounts of long-term compensation: Mr. Waddell, $6,650,000 (97% of guideline); Mr. O’Grady, $2,000,000 (99% of guideline); Mr. Morrison, $3,350,000 (96% of guideline); Mr. Fradkin, $2,000,000 (95% of guideline); and Ms. Schreuder, $2,000,000 (95% of guideline). The Committee believes that these awards reflect appropriate differentiation among the officers in light of their respective responsibilities at the time of grant. In addition to internal equity principles, these awards also reflect the Committee’s consideration of each of the factors listed above.

Retirement, Health and Welfare Benefits

Retirement benefits are generally designed with the entire Northern Trust workforce in mind and are not specifically structured for the named executive officers. The design of the Corporation’s retirement program for employees, including the named executive officers, reflects the following considerations:

—	Competitiveness: Northern Trust targets total retirement benefits at approximately the median level of a retirement benefits peer group of companies

—	Individual savings: The retirement program encourages employees to contribute to their individual retirement savings through participation in TIP and the Supplemental TIP

The named executive officers also participate in Northern Trust’s health and welfare benefits, including medical, retiree medical, dental, disability and life insurance programs, on the same terms as other employees.

Severance Benefits and Employment Security Arrangements

Northern Trust provides a severance plan to provide reasonable benefits to employees who are involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons specified in the severance plan. Northern Trust believes that the availability of severance benefits allows the Corporation to compete with its peer group companies in attracting and retaining talent. The named executive officers participate in this plan on the same terms as all other eligible and similarly situated Northern Trust employees.

Change in Control and Severance Provisions Help Northern Compete with Peer Group Companies

Northern Trust believes the employment security agreements and severance benefits are critical to compete with its peer group companies to attract and retain talent, including at the executive level.

Under such circumstances, named executive officers are eligible to receive severance benefits that generally include:

—

A lump sum payment of two weeks of base salary for each year of completed service up to, but less than 25 years, or 52 weeks of base salary for 25 years or more of completed service to the Corporation.

—

A COBRA subsidy based on their length of service to help cover the costs of continuation coverage under the employer’s medical and dental plans, full vesting under TIP, Supplemental TIP, the Pension Plan, and the Supplemental Pension Plan, enhanced early retirement eligibility under the Pension Plan for employees who have reached age 54 with 14 years of credited service, and outplacement assistance.

These benefits are contingent upon execution of a release, waiver and settlement agreement with the Corporation. Severance payments will be reduced by any severance payments made under employment security agreements or any other benefit plan, program or individual contract.

In addition to the severance benefits discussed above, Northern Trust has entered into employment security arrangements for certain key executive officers of the Corporation, including each named executive officer. The purpose of these agreements is to provide an executive with sufficient security for executives to remain focused on their responsibilities before, during and after a transaction without undue concern for their personal circumstances. Providing for payments in a change of control situation is consistent with market practice across the industry and ensures alignment between executives and stockholders when a change of control is in in the best interest of stockholders.

The Corporation believes the employment security agreements are critical to its ability to attract and retain key executives for the following reasons:

—	Change in control provisions for executives are standard among peer group companies and are an important element of a competitive compensation program

—	All named executive officers are employed at-will

In order to receive benefits under the employment security agreements, two events must occur (except as noted below with respect to equity awards):

—	A change in control must occur; and

—

The executive’s employment must be terminated by the Corporation “without good cause” in connection with the change in control or the executive must terminate employment “with good reason” as those terms are defined in the employment security agreements.

This “double-trigger” approach to vesting equity and equity-based compensation in connection with a change in control of the Corporation was adopted in 2012 after the Corporation undertook a review of the Corporation’s treatment of equity and equity-based compensation in connection with a “change in control” of the Corporation, a topic about which stockholders had previously expressed particular concern. The Corporation believes that this “double trigger” approach accords with current best practices in this area.

Change in control provisions under Northern Trust’s employment security agreements generally include:

—	A lump sum cash payment equivalent to three years’ base salary and bonus, and a prorated bonus for the year of termination;

—	Continuation of medical, dental, life insurance and other similar benefits for three years; and

—

A three-year age and service credit for benefits under the Supplemental Pension Plan, and up to an additional three years of age and/or service credit to determine eligibility and subsidy for participation in Northern Trust’s retiree medical program

In addition, the terms and conditions for equity awards made prior to October 2012 provide for full vesting of unvested stock options, restricted stock units and performance stock units upon an actual change in control, with or without termination of employment, or upon termination during a pending change in control. As noted above, equity awards made in October 2012 and thereafter provide for

“double-trigger” vesting in connection with a change in control (which requires that (i) both a change in control and a qualifying termination occur prior to acceleration of vesting or (ii) a change in control occur and the acquirer refuses or is unable to assume the existing awards).

Disclosure of potential change in control benefits payable to each named executive officer, assuming a change in control of the Corporation and termination of employment on December 31, 2013, is set forth in the “Potential Payments Upon Termination of Employment or a Change in Control of the Corporation” section beginning on page 61 of this Proxy Statement.

Perquisites

The Corporation provides a limited number of perquisites intended to assist named executive officers in the performance of their duties on behalf of Northern Trust and provide compensation for activities that have a combined personal and business purpose. More specifically, Northern Trust provided financial consulting/tax return preparation services and personal use of company automobiles as perquisites to its named executive officers in 2013. The Corporation also reimburses named executive officers for the payment of personal income taxes in connection with the use of company automobiles for business-related purposes.

The Committee annually reviews the types and costs of perquisites to ensure they remain aligned with the compensation philosophy of the Corporation.

2013 Advisory Vote on Executive Compensation

The Corporation’s 2012 named executive officer compensation was approved on an advisory basis by its stockholders at the Corporation’s April 16, 2013 Annual Meeting. Approximately 87% of the votes cast, together with abstentions, supported approval of 2012 named executive officer compensation. Although such advisory votes are non-binding, the Board reviews and thoughtfully considers the voting results when determining compensation policies and making future compensation decisions for named executive officers. Accordingly, the decisions made by the Board with respect to compensation in 2013 reflect consideration of the results of the advisory vote on 2012 named executive officer compensation as well as the other factors described above.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee is responsible for providing oversight of the compensation of the directors and executive officers of Northern Trust.

In fulfilling its oversight responsibilities, the Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon this review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and this Proxy Statement for the 2014 Annual Meeting of Stockholders, each of which will be filed with the SEC.

Compensation and Benefits Committee

Nicholas D. Chabraja (Chair)

Susan Crown

Dipak C. Jain

Edward J. Mooney

John W. Rowe

Summary Compensation Table

The following table shows for the years indicated below the compensation provided by the Corporation to its named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Frederick H. Waddell Chairman and Chief Executive Officer	2013	$975,000	—	$4,987,530	$1,211,083	$1,900,000	—	$94,387	$9,168,000
	2012	975,000	—	2,333,354	1,850,555	2,000,000	$3,839,003	85,283	11,083,195
	2011	956,250	—	4,000,008	3,581,932	1,600,000	4,078,538	88,672	14,305,400
Michael G. O’Grady (7) Executive Vice President and Chief Financial Officer	2013	593,750	—	1,500,032	364,241	750,000	56,745	25,819	3,290,587
	2012	568,750	—	700,015	555,165	750,000	40,365	4,312	2,618,607
	2011	208,333	$325,000	1,250,035	854,260	25,000	7,380	—	2,670,008
Steven L. Fradkin President—Corporate and Institutional Services	2013	600,000	—	1,500,032	364,241	800,000	—	23,287	3,287,560
	2012	600,000	—	700,015	555,165	800,000	1,069,699	25,799	3,750,678
	2011	587,500	—	1,250,042	1,119,358	675,000	1,012,591	31,493	4,675,984
William L. Morrison President and Chief Operating Officer	2013	775,000	—	2,512,523	610,096	1,000,000	—	33,893	4,931,512
	2012	700,000	—	1,166,677	925,283	1,000,000	852,901	31,364	4,676,225
	2011	612,500	—	1,686,442	1,119,358	750,000	821,577	32,194	5,022,071
Jana R. Schreuder President—Wealth Management	2013	600,000	—	1,500,032	364,241	785,000	—	32,923	3,282,196
	2012	600,000	—	700,015	555,165	825,000	1,495,879	29,733	4,205,792
	2011	587,500	—	1,250,042	1,119,358	675,000	1,501,040	33,033	5,165,973

(1) Amounts in this column represent the grant date fair value of the restricted stock unit and performance stock unit awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). See “Note 22—Share Based Compensation Plans” in the “Notes to Consolidated Financial Statements” in the Corporation’s 2013 Annual Report to Stockholders for a discussion of the assumptions made by the Corporation in the valuation of these restricted stock unit awards. This column includes the following amounts with respect to performance stock units and are based on achievement of target performance levels: Mr. Waddell: $3,325,002; Mr. O’Grady: $1,000,004; Mr. Fradkin: $1,000,004; Mr. Morrison: $1,675,015; and Ms. Schreuder: $1,000,004. If maximum level of performance were attained, the value of the performance stock units would be as follows: Mr. Waddell: $4,156,293; Mr. O’Grady: $1,250,018; Mr. Fradkin: $1,250,018; Mr. Morrison: $2,093,795; and Ms. Schreuder: $1,250,018. See the narrative under “Description of Certain Awards Granted in 2013” beginning on page 50 of this Proxy Statement for more information on these awards.

(2) In February 2012 for 2011 performance, the named executive officers were awarded the following long-term cash incentive awards that will vest 100% after three years and are subject to forfeiture upon the occurrence of certain events: Mr. Waddell: $2,333,333; Mr. O’Grady: $700,000; Mr. Fradkin: $700,000; Mr. Morrison: $1,166,667; Ms. Schreuder: $700,000. No such long-term cash incentive awards were granted in 2013 due to changes in the long-term incentive compensation plan design.

(3) Amounts in this column represent the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See “Note 22—Share Based Compensation Plans” in the “Notes to Consolidated Financial Statements” in the Corporation’s 2013 Annual Report to Stockholders for a discussion of the assumptions made by the Corporation in the valuation of these option awards. See the narrative under “Description of Certain Awards Granted in 2013” beginning on page 50 of this Proxy Statement for more information on these awards.

(4) Amounts in this column represent the annual cash incentives earned by the named executive officers in the applicable years under the Management Performance Plan.

(5) Amounts in this column represent the aggregate increase in actuarial present values of accumulated benefits under the Pension Plan and the Supplemental Pension Plan. The increase in discount rate used to calculate the pension from 4.25% to 5.00% at December 31, 2013 resulted in a year over year decrease in value in the present value of benefits under the Traditional Formula for each named executive officer, except Mr. O’Grady whose benefits are accrued under the PEP Formula. Accordingly, no amount is included for 2013 in this column for any named executive officer, except Mr. O’Grady. See “Pension Benefits” beginning on page 55 of this Proxy Statement for additional information.

(6) Amounts in this column represent (i) the cost of financial consulting/tax return preparation services; (ii) the cost of personal use of the Corporation’s automobiles; (iii) tax reimbursements provided in connection with the use of company automobiles for business-related purposes; and (iv) matching contributions made by the Corporation on behalf of named executive officers participating in the TIP and Supplemental TIP. The following table quantifies the amounts paid to each named executive officer in 2013 for each of these components:

Name	Financial Consulting/ Tax Return Preparation Services ($)	Personal Use of Company Automobiles ($)	Tax Reimbursements ($)	TIP/ Supplemental TIP Contributions ($)
Mr. Waddell	$17,000	$26,338	$21,799	$29,250
Mr. O’Grady	10,000	—	—	15,819
Mr. Fradkin	3,875	749	663	18,000
Mr. Morrison	6,875	1,999	1,769	23,250
Ms. Schreuder	14,923	—	—	18,000

(7) Mr. O’Grady joined the Corporation on August 15, 2011 as an Executive Vice President and became Chief Financial Officer on October 1, 2011. Mr. O’Grady received a $325,000 guaranteed minimum bonus in 2011 in connection with his commencement of employment with the Corporation.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr. Waddell			$2,000,000	$4,387,992
	2/11/2013								94,658	$52.690	$1,211,083
	2/11/2013							31,553			1,662,528
	2/11/2013				31,553	63,105	78,882				3,325,002
Mr. O’Grady			750,000	2,193,996
	2/11/2013								28,469	52.690	364,241
	2/11/2013							9,490			500,028
	2/11/2013				9,490	18,979	23,724				1,000,004
Mr. Fradkin			800,000	2,193,996
	2/11/2013								28,469	52.690	364,241
	2/11/2013							9,490			500,028
	2/11/2013				9,490	18,979	23,724				1,000,004
Mr. Morrison			1,000,000	2,925,328
	2/11/2013								47,685	52.690	610,096
	2/11/2013							15,895			837,508
	2/11/2013				15,895	31,790	39,738				1,675,015
Ms. Schreuder			825,000	2,193,996
	2/11/2013								28,469	52.690	364,241
	2/11/2013							9,490			500,028
	2/11/2013				9,490	18,979	23,724				1,000,004

(1) These columns show the range of potential payouts under the Management Performance Plan based on the Corporation’s performance in 2013. Although the Management Performance Plan does not provide for a target or threshold, the amount set forth under the Target column represents the amount actually awarded to the named executive officer in 2013 in respect of 2012 performance.

(2) The amounts set forth under the Threshold, Target and Maximum columns represent the number of shares of common stock that would be paid out under the performance stock units granted in February 2013 if Northern Trust achieves a return on equity of 6.5%, 8.5% or 13.5%, respectively

(3) This column shows the number of restricted stock units granted to the named executive officers in 2013.

(4) This column shows the number of shares that may be issued to the named executive officers upon exercise of stock options granted in 2013.

(5) Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718 (using the target level of performance for performance stock unit awards), disregarding any estimated forfeitures.

Description of Certain Awards Granted in 2013

Performance Stock Units

Each performance stock unit constitutes the right to receive a share of the Corporation’s common stock and vests over a three-year performance period, subject to satisfaction of specified performance targets (“performance conditions”) that are a function of return on equity and continued employment until the end of the vesting period. Dividend equivalents on performance stock units are paid in cash on a current basis prior to vesting and distribution.

With respect to the performance stock units granted in 2013 and 2014, the Committee identified specific types of objectively determinable factors that could affect return on equity if the factors occur during the performance period. In doing so, the Committee established that the effects of those factors will be excluded from the calculation of the performance measure if any of them, alone or in combination, would produce a change in net income in excess of $100 million. Factors that result in an adjustment to the calculation of the performance measure include: acquisitions, dispositions, mergers, and similar transactions, and securities issuances and expenses in connection therewith; changes in accounting principles, tax laws or other laws that affect reported results that become effective during the performance period; litigation or regulatory settlements; charges and expenses for restructuring activity, including reductions in force; discontinued operations; asset write-downs; and any other gain, loss, income or expense with respect to the performance period that is nonrecurring in nature. The Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under the performance stock units below the payouts otherwise resulting from the application of adjustments for any of these factors.

The following chart shows the vesting requirements for the performance stock unit grants to named executive officers in 2013 and 2014 and illustrates that the average annual rate of return on equity that must be attained in order for the awards to become fully or partially vested has been increased for the 2014 grants.

Performance Stock Unit Performance Schedule February 2013 Grants		Performance Stock Unit Performance Schedule February 2014 Grants
Average Annual Rate of Return on Equity	Percentage of Stock Units Vested	Average Annual Rate of Return on Equity	Percentage of Stock Units Vested
Less than 6.5%	0%	Less than 7.0%	0%
6.5%	50%	7.0%	50%
8.5% to 10.5%	100%	10%	100%
11.5%	115%	12.5%	115%
> 13.5%	125%	> 15%	125%

As it is possible that there will be no payout under the performance stock units, these awards are completely “at-risk” compensation.

If an executive dies, becomes disabled, or retires during the performance period, or the executive’s employment terminates during the performance period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiary will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions. In addition, if an executive is a Management Group member on the date of grant and terminates employment on or after attainment of age 55, the executive will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions. Accelerated pro rata vesting and distribution provisions also apply in the case of Management Group members who satisfy certain conditions (including the performance condition applied to the modified period) and who terminate employment for a government position, or terminate employment and thereafter accept a government position, and must dispose of any interest in the Corporation to satisfy ethics or conflict of interest laws or agreements.

Upon a change in control, performance stock units granted prior to December 31, 2012, become 100 percent vested and are to be immediately distributed; with respect to performance stock units granted after December 31, 2012, a pro rata portion of each performance stock unit award (based on the portion of the performance period that has elapsed as of the change in control) are eligible to vest based on the Corporation’s actual performance at the time of the change in control and are to be paid out at the end of the performance period, subject to accelerated distribution upon a qualifying termination. The remainder of the performance award converts at the target level of performance specified in the performance stock unit agreement into an award with respect to the acquirer of an equal economic value and vests subject only to the continued employment of the recipient through the remainder of the applicable performance period and is paid out at the end of the performance period, subject to acceleration of vesting upon a qualifying termination, in which event the units are distributed at that time. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested at the time of the change in control, and will be distributed in accordance with the provisions of Internal Revenue Code Section 409A, to the extent applicable. The agreements have been drafted to provide that in such event the distribution may be in cash.

Restricted Stock Units

Restricted stock units vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. Restricted stock unit awards entitle an executive to receive one share of common stock in the year in which the award vests. Dividend equivalents on restricted stock units are paid in cash on a current basis prior to vesting and distribution.

If an executive dies, becomes disabled, or retires during the vesting period, or the executive’s employment is terminated during the vesting period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiaries will be entitled to receive a distribution of a prorated number of restricted stock units. In addition, if an executive is a Management Group member on the date of grant, is age 55 or older on the date of termination of employment, and does not compete with the Corporation during the vesting period, a prorated number of restricted stock units on each remaining vesting date in the vesting period become vested and are eligible for distribution. In the case of restricted stock units granted after December 31, 2012, accelerated pro rata vesting and distribution provisions also apply in the case of Management Group members who satisfy certain conditions and who terminate employment for a government position, or terminate employment and thereafter accept a government position, and must dispose of any interest in the Corporation to satisfy ethics or conflict of interest laws or agreements.

Upon a change in control of the Corporation, all restricted stock units granted to named executive officers prior to December 31, 2012, become fully vested immediately; restricted stock units granted after December 31, 2012, are converted into units of the acquirer and continue to vest in accordance with the regular vesting schedule; provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control

(in which case they are distributed within 60 days). A qualifying termination is an involuntary termination of employment without “cause” or termination for “good reason,” as those terms are defined in the award agreements, that occurs after the change in control and prior to the second anniversary thereof. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested and will be distributed in accordance with the provisions of Internal Revenue Code Section 409A, to the extent applicable. The agreements have been drafted to provide that in such event distribution may be in cash.

Stock Options

Stock options are granted with an exercise price equal to the closing sale price of the common stock on the date of grant and expire 10 years after the date of the grant. Stock options generally vest in equal annual installments over a four-year vesting period determined by the Committee.

If an executive dies or becomes disabled, the executive’s outstanding stock options become vested and may be exercised until the earlier of five years following death or disability or the expiration date of the option. If the executive retires, or if the executive is a member of the Management Group on the date of grant, is age 55 or older with a minimum of 10 years of employment on the date of termination of employment, and is not otherwise retirement-eligible pursuant to the Corporation’s retirement policy, the stock options continue to vest in accordance with their terms and, once vested, may be exercised until the earlier of five years following retirement or the expiration date of the option. If the executive’s employment is terminated under certain circumstances entitling the executive to severance benefits, the executive’s stock options (whether vested or unvested) may be exercised until the earlier of 180 days following termination of employment or the expiration date of the option, provided that if the executive is retirement eligible upon his or her termination of employment under the severance plan, the executive’s stock options (whether vested or unvested) become vested upon the executive’s termination of employment and may be exercised until the earlier of five years from the executive’s effective date of retirement or the expiration of the option. In addition, subject to certain conditions, Management Group members who hold options granted in 2012 and thereafter are eligible for accelerated vesting upon termination of employment to commence government service (or upon acceptance of government employment after termination of employment with the Corporation but prior to a vesting date) in instances where divesture of equity interests in the Corporation is required by law or is otherwise reasonably necessary, and may exercise their options for 90 days following their government service termination date or commencement of government employment, as applicable, or until the expiration of the option, if earlier. In other instances, in the absence of a change in control, vested stock options expire on the earlier of three months following termination of employment or the expiration date of the option, and unvested stock options expire on termination of employment.

Upon a change in control of the Corporation, all stock options granted prior to December 31, 2012, become vested and exercisable. Stock options granted after December 31, 2012, convert to options on stock of the acquirer and continue to vest in accordance with the regular vesting schedule, provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case the options on the acquirer stock remain exercisable until the expiration of the option), or if they are not assumed in the transaction (in which case the employee is entitled to a cash payment equal to the “spread” between the transaction consideration and the option exercise price). The Corporation’s equity award agreements contain provisions related to a change in control of the Corporation.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Waddell	75,000	0	$44.465	2/15/2015	141,861	$8,779,777	116,561	$7,213,960
	76,761	0	52.095	2/21/2016
	65,105	0	63.360	2/20/2017
	126,352	0	71.230	2/19/2018
	270,808	0	57.540	7/21/2019
	154,443	51,480	50.990	2/15/2020
	113,982	113,982	52.640	2/14/2021
	40,092	120,275	43.650	2/13/2022
	0	94,658	52.690	2/11/2023
Mr. O’Grady	48,350	48,350	38.780	10/18/2021	41,724	2,582,298	35,016	2,167,140
	12,028	36,082	43.650	2/13/2022
	0	28,469	52.690	2/11/2023
Mr. Fradkin	28,786	0	52.095	2/21/2016	43,043	2,663,931	35,016	2,167,140
	40,247	0	63.360	2/20/2017
	42,118	0	71.230	2/19/2018
	90,270	0	57.540	7/21/2019
	44,127	14,709	50.990	2/15/2020
	35,620	35,619	52.640	2/14/2021
	12,028	36,082	43.650	2/13/2022
	0	28,469	52.690	2/11/2023
Mr. Morrison	75,000	0	44.465	2/15/2015	59,448	3,679,237	58,518	3,621,679
	63,328	0	52.095	2/21/2016
	40,247	0	63.360	2/20/2017
	42,118	0	71.230	2/19/2018
	90,270	0	57.540	7/21/2019
	44,127	14,709	50.990	2/15/2020
	35,620	35,619	52.640	2/14/2021
	20,046	60,138	43.650	2/13/2022
	0	47,685	52.690	2/11/2023

	Option Awards (1)				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Ms. Schreuder	42,219	0	52.095	2/21/2016	43,043	2,663,931	35,016	2,167,140
	35,512	0	63.360	2/20/2017
	42,118	0	71.230	2/19/2018
	90,270	0	57.540	7/21/2019
	44,127	14,709	50.990	2/15/2020
	35,620	35,619	52.640	2/14/2021
	12,028	36,082	43.650	2/13/2022
	0	28,469	52.690	2/11/2023

(1) Stock options generally vest in equal annual installments over a four-year vesting period determined by the Committee.

(2) This column shows the number of restricted stock units held by the named executive officers as of December 31, 2013. Restricted stock units vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant.

(3) The market value of the restricted stock units included in this column is based on a price of $61.89 per share (the closing market price of the Corporation’s common stock on December 31, 2013).

(4) Represents the target number of shares that a named executive officer may receive under the performance stock units granted in 2012 and 2013.

(5) The market value of the performance stock units included in this column is based on a price of $61.89 per share (the closing market price of the Corporation’s common stock on December 31, 2013).

Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(2)(3)
Mr. Waddell	90,000	$529,914	56,888	$3,105,421
Mr. Fradkin	133,785	1,355,848	17,328	358,998
Mr. Morrison	90,000	898,596	17,328	947,988
Ms. Schreuder	25,000	117,000	17,328	947,988

(1) The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the fair market value of the common stock on the date of exercise.

(2) The value realized on the distribution of restricted stock units represents the average of the high and low sales prices on February 15, 2013, the distribution date approved by the Committee, which was $53.315, multiplied by the number of stock units held by the named executive officers.

(3) Under the provisions of the applicable restricted stock unit agreements, a portion of the restricted stock units listed in the table as vesting in 2013 was required to be deferred as follows: Mr. Waddell: 22,567 deferred stock units ($1,275,600); Mr. Fradkin: 7,522 deferred stock units ($425,181); Mr. Morrison: 7,522 deferred stock units ($425,181); and Ms. Schreuder: 7,522 deferred stock units ($425,181).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Waddell	Qualified Pension Plan	35.0	$1,687,574	—
	Supplemental Pension Plan	35.0	16,590,337	—
Mr. O’Grady	Qualified Pension Plan	2.4	25,314	—
	Supplemental Pension Plan	2.4	79,176	—
Mr. Fradkin	Qualified Pension Plan	28.7	867,904	—
	Supplemental Pension Plan	28.7	3,735,258	—
Mr. Morrison	Qualified Pension Plan	17.8	843,110	—
	Supplemental Pension Plan	17.8	3,635,980	—
Ms. Schreuder	Qualified Pension Plan	33.7	1,223,693	—
	Supplemental Pension Plan	33.7	5,233,447	—

Pension Plan and Supplemental Pension Plan

Defined benefit pension benefits are provided generally to employees under the Pension Plan and to certain employees (including the named executive officers) under the Supplemental Pension Plan. The Pension Plan is a tax-qualified retirement plan that provides a retirement benefit as described below, which is subject to various limitations of the Internal Revenue Code and the Pension Plan. The Supplemental Pension Plan is a non-qualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under the Pension Plan due to Internal Revenue Code and Pension Plan limits. The material terms and conditions of the Pension Plan and the Supplemental Pension Plan as they relate to the named executive officers include the following:

Eligibility: Employees participate in the Pension Plan after completing six months of vesting service. Employees with six months of vesting service who would have a portion of their benefit from the Pension Plan limited due to Internal Revenue Code or Pension Plan restrictions also participate in the Supplemental Pension Plan.

Benefit Formula—Traditional Formula: Prior to April 1, 2012, the benefits of the named executive officers, except for Mr. O’Grady, were determined under the Pension Plan’s Traditional Formula. To determine a participant’s benefit, the Traditional Formula first multiplies 1.8% by the average of the participant’s highest 60 consecutive calendar months of eligible pay. This amount is further multiplied by the participant’s years of credited service (up to a maximum of 35 years). The Social Security offset is then determined by multiplying 0.5% by (i) the lesser of the participant’s Social Security Covered Compensation limit or the average of the participant’s eligible pay for the three consecutive years prior to retirement by (ii) the participant’s years of credited service (up to 35 years). This offset is subtracted from the benefit amount previously calculated to determine the annual benefit amount produced by the Traditional Formula.

Benefit Formula—PEP Formula: Since Mr. O’Grady commenced employment on August 15, 2011, his benefits under the Pension Plan and Supplemental Pension Plan for his entire period of credited service are calculated under the Pension Plan’s “Pension Equity Plan (PEP) Formula.” Under the PEP Formula, each year a participant earns a specific pension credit “percentage,” determined in accordance with a schedule in the Pension Plan that varies directly with his or her total number of years of credited service. A participant’s PEP Formula lump sum amount is equal to the sum of his or her pension credit percentages multiplied by the average of the participant’s highest 60 consecutive calendar months of eligible pay. A participant’s annual benefit under the PEP Formula is equal to a single life annuity commencing at age 65 that is the actuarial equivalent of his or her PEP Formula lump sum amount. The single life annuity is calculated using interest rate and mortality assumptions specified in the Pension Plan.

Benefit Formula—Changes: Effective April 1, 2012, the Pension Plan was amended to provide that for credited service earned after March 31, 2012, all employees, including the named executive officers will accrue benefits pursuant to the PEP Formula, which formula was also modified effective April 1, 2012. Therefore, the named executive officers, other than Mr. O’Grady, will be entitled to an annual benefit equal to the sum of their accruals (i) under the Traditional Formula for periods of credited service before April 1, 2012, and (ii) under the amended PEP Formula for their periods of credited service, if any, after March 31, 2012. Each such executive’s pre-April 1, 2012 Traditional Formula benefits will be based on credited service and average compensation calculated as of March 31, 2012, provided that the executive’s average compensation as of March 31, 2012, will be indexed at a rate of 1.5% per year for any period on and after April 1, 2012 during which the executive earns credited service under the Pension Plan.

In 2013, the Chairman and CEO’s pension value decreased by $444,845. Although the April 1, 2012 changes made to the Pension Plan are anticipated to moderate any future pension value increases, the present value of benefits under the Traditional Formula is sensitive to changes in interest rates. The increase in discount rate used to calculate the pension from 4.25% to 5.00% at December 31, 2013 resulted in a decrease in value in the present value of benefits under the Traditional Formula for each of the named executive officers, except for Mr. O’Grady whose benefits are all accrued under the PEP Formula. The other primary factors influencing pension values include an increase of the final average pay calculation and the application of the average pay across years of credited service under the Pension Plan.

Benefit Formula—Supplemental Pension Plan: Pension benefits are first calculated under the combined Traditional Formula and PEP Formulas or solely under the PEP Formula, as applicable, without regard to Internal Revenue Code limits and including in eligible pay the amounts deferred under the deferred compensation plan. They are then recalculated applying Internal Revenue Code limits and excluding deferred compensation plan deferrals from eligible pay to determine the amount of the benefit that is payable from the Pension Plan. The difference between the total benefit calculation and the Pension Plan calculation is paid from the Supplemental Pension Plan.

Benefit Entitlement: A participant is eligible to receive a benefit under the Pension Plan and Supplemental Pension Plan after completing three years of vesting service.

Retirement: A participant is eligible for a normal retirement benefit based on the combined Traditional and PEP Formulas or based solely on the PEP Formula, as described above, if his or her employment terminates on or after age 65 (or for participants who begin participation in the Pension Plan after age 60, upon the first to occur of reaching the fifth anniversary of commencement of participation or achieving five years of vesting service). A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 15 years of credited service. A participant who terminates employment with three years of vesting service but prior to becoming eligible for a normal or early retirement benefit is eligible for a “vested terminee” benefit commencing any time after termination. Mr. Waddell, Mr. Morrison and Ms. Schreuder are each eligible for early retirement benefits.

Under the PEP Formula, both the early retirement benefit and “vested terminee” benefit are equal to the normal retirement benefit (in the form of a monthly single life annuity as described above), adjusted for early commencement prior to age 65 (or for participants who begin participation in the Pension Plan after age 60, upon the first to occur of reaching the fifth anniversary of commencement of participation or achieving five years of vesting service). The adjustment is made using interest rate and mortality assumptions specified in the Pension Plan.

Form of Benefit Payment: The normal form of benefit payment under the Pension Plan is a single life annuity in the case of an unmarried participant and a 50% joint and survivor annuity in the case of a married participant, although optional forms of payment are available, depending on marital status and age and years of service. A lump sum option is available in all cases. All optional forms are the actuarial equivalent of the normal form of payment. The normal form of benefit under the Supplemental Pension Plan is a five-year certain annuity, payable to the participant in five annual installments; if the participant dies prior to receiving full benefits, payments will continue for the remainder of the five years to a designated beneficiary. Any installment payments are credited with interest pursuant to a market-based formula set forth in the respective Plan. If the value of the Supplemental Pension Plan benefit is $125,000 or less, the benefit is paid in a single lump sum.

Assumptions. The assumptions used in calculating the present value of the accumulated benefit are set forth in “Note 21—Employee Benefits” in the “Notes to Consolidated Financial Statements” in the Corporation’s 2013 Annual Report to Stockholders. The Corporation does not grant extra years of credited service under the Pension Plan, other than as noted below under “Potential Payment Upon Termination of Employment or a Change in Control of the Corporation.”

Non-Qualified Deferred Compensation

Name	Form of Deferred Compensation	Executive Contributions In Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Mr. Waddell	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	$43,200	$21,600	275,234	—	$1,227,195
	Deferred Stock Units	1,221,449	—	1,208,593	—	7,102,496
Mr. O’Grady	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	20,325	10,163	(214)	—	30,273
	Deferred Stock Units	—	—	—	—	—
Mr. Fradkin	Deferred Compensation Plan	—	—	24,324	—	103,334
	Supplemental TIP	20,700	10,350	125,496	—	595,351
	Deferred Stock Units	407,093	—	175,704	—	1,168,917
Mr. Morrison	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	31,200	15,600	1,436	—	668,236
	Deferred Stock Units	407,093	—	168,994	—	1,133,515
Ms. Schreuder	Deferred Compensation Plan	—	—	—	—	—
	Supplemental TIP	20,700	10,350	112,980	—	508,120
	Deferred Stock Units	407,093	—	64,539	—	582,385

(1) Amounts in this column are also included in each named executive officer’s compensation reported under the “Summary Compensation Table,” either as “Salary” or “Stock Awards.”

(2) Amounts in this column are also included in each named executive officer’s “All Other Compensation” under the “Summary Compensation Table.”

(3) The aggregate earnings in this column are “above-market” and thus are not included in the “Summary Compensation Table.”

Deferred Compensation Plan

The Corporation maintains the Northern Trust Corporation Deferred Compensation Plan pursuant to which eligible employees, including the named executive officers, may defer all or a portion of their eligible annual incentive cash awards until a later date. The material terms and conditions of the deferred compensation plan as they relate to the named executive officers include the following:

Eligibility: An employee is eligible to participate in the deferred compensation plan for any calendar year if as of the preceding November 15 he or she (i) was actively employed by the Corporation or a subsidiary and either resided in the U.S. or was a U.S. expatriate on temporary international assignment, (ii) participated in the Management Performance Plan, and (iii) had an annual base salary of $100,000 or more or a combination of base salary and cash awards paid from April 1 of the prior year through March 31 of the current year equal to $150,000 or more.

Contributions: Each participant must make an election prior to the beginning of a calendar year, and can elect to defer up to 100% of each eligible cash incentive award that will be paid in the second calendar year following the year of the election, subject to a minimum deferral of $2,500 of each cash incentive award. All deferrals are credited to an account maintained for the participant under the deferred compensation plan. No employer contributions are made under the deferred compensation plan.

Vesting: A participant is fully vested in his or her entire deferred compensation plan account balance at all times.

Investments: Each participant’s deferred compensation plan account is credited with earnings or losses based on investment alternatives made available under the deferred compensation plan and selected by the participant.

Distributions: At the time a participant makes a deferral election, he or she must elect a short-term deferral or a retirement deferral. If the participant elects a short-term deferral, distribution of such amount must be deferred until a later specified date, which is at least three years following the end of the year in which the cash incentive award would have otherwise been paid. The short-term deferral, including the attributable earnings or losses, is paid to the participant in a lump sum. If the participant elects a retirement deferral, distribution of such amount will be deferred until the participant retires after reaching eligibility for early or normal retirement under the Pension Plan. At the time the participant makes the retirement deferral election, he or she must also elect whether the deferral, including the attributable earnings or losses, will be paid in a lump sum or in installments payable over five or 10 years. Notwithstanding the foregoing, if the participant’s employment terminates before the scheduled distribution date, the short-term or retirement deferral, and attributable earnings or losses, will be paid in a lump sum within 60 days following the date of such termination. If the participant is deemed to be a “key employee” as defined by the Internal Revenue Code, any distribution that was deferred after December 31, 2004 and is payable due to retirement or termination of employment will be delayed for six months following the date of such retirement or termination.

Supplemental TIP

Supplemental TIP is a non-qualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under TIP due to the Internal Revenue Code’s limit on the amount of a participant’s compensation that can be taken into account in determining TIP benefits. Account information provided for Supplemental TIP also includes account balances in the Northern Trust Corporation Supplemental Employee Stock Ownership Plan, which was frozen effective January 1, 2005 when the qualified Northern Trust Employee Stock Ownership Plan was merged into TIP. The material terms and conditions of Supplemental TIP as they relate to the named executive officers include the following:

Eligibility: An employee is eligible to participate in Supplemental TIP for any calendar year if he or she participates in TIP and as of the prior November 30 his or her base salary exceeded the Internal Revenue Code compensation limit. Employees are eligible to participate in TIP and elect salary deferrals immediately upon their hire, and are eligible for employer matching contributions after six months of service. All named executive officers participate in both Plans.

Contributions: Each participant must make an election prior to the beginning of a calendar year to contribute to Supplemental TIP a portion of his or her base salary that exceeds the Internal Revenue Code compensation limit.

Vesting: Each participant generally vests in the employer contributions under TIP and Supplemental TIP on a graduated basis of 20% per year over five years and is fully vested after five years. The named executive officers, except Mr. O’Grady, are fully vested in their TIP and Supplemental TIP accounts.

Investments: Each participant’s Supplemental TIP account is credited with earnings or losses based on investment alternatives made available under Supplemental TIP and selected by the participant (which are generally the same investment alternatives available to participants under TIP). On a monthly basis, participants can change their Supplemental TIP investment alternatives among the alternatives offered in Supplemental TIP.

Distributions: No withdrawal or borrowing of Supplemental TIP assets is permitted during a participant’s employment. Distribution of the entire Supplemental TIP account balance generally is made to a participant within 90 days after the participant’s termination of employment. If the participant is deemed to be a “key employee”, as defined by the Internal Revenue Code, the portion of his or her Supplemental TIP account accruing after December 31, 2004 is distributed as a single lump sum following the six month anniversary of the termination of employment.

Deferred Stock Units

As referenced in footnote 3 to the “Option Exercises and Stock Vested” table, restricted stock units granted prior to 2010 may be required to be deferred until the earlier of (a) the year in which the Committee reasonably anticipates that, if the payment is made during that year, the deduction of the payment will not be barred by the Internal Revenue Code Section 162(m), or (b) the period beginning with the date of the participant’s separation from service (as defined in the Amended and Restated 2002 Stock Plan) and ending on the later of the last day of the Corporation’s taxable year in which the participant incurs a separation from service or the 15th day of the third month following such separation from service. “Executive Contribution in Last FY” in the table above represent the value of the restricted stock units required to be deferred, and “Aggregate Earnings in Last FY” represent the change in the value of the deferred stock units, which is based on the change in the value of the underlying shares of common stock into which the stock units convert.

Potential Payments Upon Termination of Employment

or a Change in Control of the Corporation

In addition to benefits to which Northern Trust’s employees would be entitled upon a termination of employment generally, the Corporation provides certain additional benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change in control of the Corporation. These incremental benefits as they pertain to the named executive officers are described below.

Employment Security Agreements

The Corporation has employment security agreements with the named executive officers and certain other executive officers. The Corporation’s decision to enter into these employment security agreements and the determination of the level of benefits under these agreements, as well as under various termination of employment scenarios were exercises in judgment, informed by (i) the recognition that all named executive officers are employed at-will, (ii) the Corporation’s desire to provide the named executive officers with sufficient security to assure they are not distracted and remain focused on maximizing stockholder value during and after a change in control, (iii) the Corporation’s goal of providing executive compensation at levels that are competitive with similar positions to those in its peer group companies, (iv) the nature and scope of the job responsibilities undertaken by the named executive officers, and (v) the terms of other types of compensation paid by the Corporation to the named executive officers. In particular, in setting the terms of the benefits payable to the named executive officers under various termination scenarios, the Committee was guided in large part by a desire to be sufficiently responsive to market forces and the environment in which the Corporation seeks to attract, motivate and retain its named executive officers by providing benefits consistent and competitive with those of the peer group companies with which it competes for top executive talent. In initially establishing the form and level of post-termination benefits, the Committee received and reviewed relevant peer group company information provided by Aon Hewitt. In particular, this competitive peer group data influenced the decision of the Committee to provide for employment security agreements, to set the level of lump sum payments equal to three years of salary and bonus, and to provide for the vesting of equity compensation awards, the continuation of coverage under certain health and welfare plans, and other protections afforded in the event of a termination of employment in connection with a change in control or under other termination of employment scenarios.

The employment security agreements provide benefits upon the occurrence of the following terminations of employment that are in connection with an actual or pending change in control of the Corporation (as defined in the agreements):

—

A termination of the executive’s employment by the Corporation or a subsidiary without “good cause” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation; or

—

An executive’s voluntary termination of employment with the Corporation or a subsidiary for “good reason” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation.

The benefits provided to a named executive officer upon such a termination of employment would consist of the items identified in the following seven bullet points:

—

A lump sum payment equal to three times the sum of (i) the named executive officer’s annual salary in effect on the date of employment termination, or if higher, the date of the change in control and (ii) the average of the named executive officer’s awards under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control.

The amount of this payment to each named executive officer, assuming the named executive officer became eligible for benefits under the agreement due to a termination of employment on December 31, 2013, would be as follows: Mr. Waddell: $8,525,000; Mr. O’Grady: $4,050,000; Mr. Fradkin: $4,000,000; Mr. Morrison: $4,850,000; and Ms. Schreuder: $4,000,000.

—

A lump sum payment of a prorated portion of the average amounts paid to the named executive officer under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control, less any amounts paid to the named executive officer under those plans with respect to completed performance periods occurring in the year the named executive officer’s employment terminates.

The amount of this payment to each named executive officer, assuming the executive became eligible for benefits under the employment security agreement due to a termination of employment on December 31, 2013, would be as follows: Mr. Waddell: $1,866,667; Mr. O’Grady: $750,000; Mr. Fradkin: $733,333; Mr. Morrison: $816,667; and Ms. Schreuder: $733,333.

—

With respect to equity awards: (i) full vesting of all stock options, (ii) all outstanding nonqualified stock options remain exercisable for five years following termination of employment (or until the end of the option term, if earlier), (iii) full vesting of all outstanding restricted stock units, and (iv) full vesting and immediate distribution of all outstanding performance stock units as provided in the awards. The named executive officers become entitled to full and accelerated vesting upon an actual change in control, even if there is no termination of employment, or upon termination during a pending change in control.

Assuming a termination of employment under the employment security agreement on December 31, 2013, the fully vested equity awards would have the following values for each named executive officer:

Name	Stock Options ($)	Restricted Stock Units ($)	Performance Stock Units ($)
Mr. Waddell	$4,680,135	$3,006,160	$3,706,509
Mr. O’Grady	2,037,419	2,582,298	2,167,140
Mr. Fradkin	1,409,854	2,663,931	2,167,140
Mr. Morrison	2,025,423	1,477,727	1,863,054
Ms. Schreuder	1,409,854	918,925	1,113,917

The value of the fully vested stock options is based on the difference between the option exercise price and $61.89, which was the closing market price of the Corporation’s common stock on December 31, 2013. The value of the fully vested restricted stock and performance units is also based on the $61.89 closing market price. The outstanding long-term cash incentive awards described in footnote 2 to the “Summary Compensation Table” in this Proxy Statement would also vest with respect to Messrs. Fradkin and O’Grady.

—

Continued coverage under the Corporation’s health, dental, life, accident, disability, and other welfare benefit plans for three years (or if earlier, until the executive becomes covered under similar plans maintained by another entity that provides at least equal benefits). If the named executive officer cannot be covered under any plan of the Corporation due to legal or contractual restrictions, the Corporation would provide the executive with substantially similar benefits and coverage.

The value of this continued benefit coverage for three years to each named executive officer would be as follows: Mr. Waddell: $35,464; Mr. O’Grady: $32,026; Mr. Fradkin: $41,843; Mr. Morrison: $41,843; and Ms. Schreuder: $41,843. These amounts are derived by multiplying the Corporation’s annual cost of providing such coverage in 2013 by three, to reflect a three-year benefit continuation period.

—	Up to an additional three years of age and/or service credits for purposes of determining eligibility and subsidy for participation in the Corporation’s retiree medical plans and an additional three-year age and service credit for benefits under the Supplemental Pension Plan.

Assuming a termination of employment under the employment security agreement on December 31, 2013, the value of these age and service credits to each named executive officer would be: Mr. Waddell: $0; Mr. O’Grady: $236,088; Mr. Fradkin: $313,085; Mr. Morrison: $238,644; and Ms. Schreuder: $142,650. The assumptions used in calculating the present value of the age and service credits are set forth in “Note 21—Employee Benefits” in the “Notes to the Consolidated Financial Statements” in the Corporation’s 2013 Annual Report to its Stockholders.

—	Full vesting in benefits accrued under the Supplemental Pension Plan and Supplemental TIP. All named executive officers, other than Mr. O’Grady, are already vested in these benefits.

—

A gross-up payment to the executive to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment security agreement.

Assuming a termination of employment under the employment security agreement on December 31, 2013, the named executive officers would be entitled to the following gross-up payments: Mr. Waddell: $7,188,519; Mr. Fradkin: $3,824,311; Mr. Morrison: $3,729,564; and Ms. Schreuder: $2,794,314.

Since 2011, Northern Trust has discontinued inclusion of tax gross-up payments in new employment security agreements for executive officers. Accordingly, Mr. O’Grady’s agreement does not contain such provisions.

Equity Compensation Plans and Agreements

As described above under “Description of Certain Awards Granted in 2013” beginning on page 50, the Corporation’s equity compensation plans and agreements provide enhanced benefits to named executive officers upon a change in control of the Corporation or a termination of employment with the Corporation or a subsidiary due to death, disability, or retirement (when such termination is not a termination described in his or her employment security agreement). In the case of a termination of a named executive officer’s employment due to death, disability, or retirement (including termination while a member of the Management Group at age 55 with the requisite service), stock options under the equity compensation plans would have accelerated or continued vesting, and equity award agreements for restricted stock units and performance stock units provide for prorated vesting of units. Assuming such a termination on December 31, 2013, the estimated values in the following table show the prorated distributions of restricted stock units and performance stock units.

Name	Restricted Stock Units ($)	Performance Stock Units ($)
Mr. Waddell	$5,773,656	$3,507,430
Mr. O’Grady	1,202,956	1,053,182
Mr. Fradkin	1,744,989	1,053,182
Mr. Morrison	2,201,489	1,694,301
Ms. Schreuder	1,744,989	1,053,182

DIRECTOR COMPENSATION

Non-employee directors are compensated for their services with cash compensation and equity awards of stock units. Directors who are employees of the Corporation receive no additional compensation for serving on the Board of Directors or on any Board committee.

Cash Compensation

In 2013, non-employee directors of the Corporation received the following cash compensation for their service on the Board of Directors:

Annual Retainer	$100,000
Additional Fee for the Chair of each Board Committee	$15,000
Additional Fee for Audit Committee Members (including the Chair)	$5,000
Additional Fee for Lead Director	$25,000

All non-employee directors also are eligible to receive a per diem fee of $1,000 when required to attend orientation meetings or to perform specific services on behalf of the Corporation. No payments for such services were made in 2013.

Equity Compensation

In April 2013, each non-employee director received a grant of stock units under the Corporation’s 2012 Stock Plan equal in value to $100,000, with the actual number of stock units based on the closing sale price of the common stock on the date of the 2013 Annual Meeting of Stockholders. All of the stock units granted to directors in April 2013 will vest on the date of the 2014 Annual Meeting of Stockholders. Stock units do not have voting rights. Dividend equivalents on the non-employee directors’ stock units are subject to the same vesting, forfeiture, and distribution provisions as the underlying stock units. Each stock unit entitles a director to one share of common stock at vesting, unless a director elects to defer receipt of the shares.

Deferral of Compensation

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each such stock unit is based upon the price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividends on all deferred stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Committee. Deferred cash compensation and dividends will be paid out in cash, and deferred stock units will be distributed in stock, in each case in a lump sum or in up to ten annual installments at the election of the director.

Other Director Compensation

Directors are eligible to participate in Northern Trust’s matching gift program, under which Northern Trust matches gifts made by employees and directors to eligible non-profit organizations, on the same terms as employees. The maximum gift total for a non-employee director participant in the program is $2,000 in any calendar year.

Stock Ownership Guidelines

Within five years of election to the Board, non-employee directors are required to hold Northern Trust common stock equal to five times the annual cash retainer provided to directors. In addition, non-employee directors are expected to meet a minimum share ownership level of 1,000 shares within one year from the date they are initially elected to the Board.

Until such time as any non-employee director meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions.

As of December 31, 2013, all non-employee directors met or exceeded Northern Trust’s stock ownership guidelines. Consistent with those guidelines, Mr. Slark and Mr. Prado have until April 19, 2016 and October 16, 2017, respectively, to reach the share ownership threshold.

Director Compensation Table

The following table sets forth all compensation paid to each non-employee director of the Corporation in 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Linda Walker Bynoe	$120,000	$100,000	—	$220,000
Nicholas D. Chabraja	120,000	100,000	$2,321	222,321
Susan Crown	100,000	100,000	2,000	202,000
Dipak C. Jain	115,000	100,000	—	215,000
Robert W. Lane	105,000	100,000	2,321	207,321
Edward J. Mooney	120,000	100,000	—	220,000
Jose L. Prado	100,000	100,000	610	200,610
John W. Rowe	140,000	100,000	—	240,000
Martin P. Slark	100,000	100,000	2,321	202,321
David H.B. Smith, Jr.	105,000	100,000	2,321	207,321
Charles A. Tribbett III	100,000	100,000	—	200,000

(1) This column shows the grant date fair value of the stock awards for all non-employee directors in 2013, computed in accordance with FASB ASC Topic 718. See “Note 22—Share-Based Compensation Plans” in the “Notes to Consolidated Financial Statements” in the Corporation’s 2013 Annual Report to Stockholders for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards. As of December 31, 2013, each non-employee director held 1,872.66 unvested stock units, which represents the stock unit award made by the Corporation in April 2013 described above.

(2) Amounts in this column include contributions made pursuant to Northern Trust’s matching gift program. The matching gift program is available to directors on the same terms as it is available to all employees. All other amounts in this column represent dividend payments on stock units held by the non-employee directors and fractional shares paid in cash during 2013.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information with respect to other equity compensation plans under which the common stock of the Corporation was authorized for issuance as of December 31, 2013.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Second Column) (#)
Equity compensation plans approved by stockholders	15,768,347		$53.64	(1)	31,034,922	(2)
Equity compensation plans not approved by stockholders	116,999	(3)	N/A		—
Total	15,885,346		$53.64	(1)	31,034,922

(1) Restricted stock units and performance stock units are excluded when determining the weighted-average exercise price of outstanding options.

(2)	All shares are available for issuance under the Corporation’s 2012 Stock Plan.

(3) Consists of stock units that have been deferred at the election of certain directors pursuant to the 1997 Deferred Compensation Plan for Non-Employee Directors. These units will be distributed on a one-for-one basis in shares of common stock following retirement.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing oversight of the Corporation’s financial reporting functions and internal controls. In fulfilling his or her duties and responsibilities, each member of the Committee shall be entitled to rely in good faith on (i) the integrity of those persons and organizations within and outside the Corporation from which he or she receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary, and (iii) representations made by management or third parties as to any information technology, internal audit, and other non-audit services provided by the Corporation’s independent registered public firm to the Corporation. The responsibility for the completeness and accuracy of the Corporation’s consolidated financial statements rests with the Corporation’s management. KPMG LLP, the Corporation’s independent registered public accounting firm, is responsible for performing an audit and expressing an opinion as to whether (i) the Corporation’s annual consolidated financial statements are free of material misstatement and presented in accordance with U.S. generally accepted accounting principles and (ii) the Corporation maintained effective internal control over financial reporting.

In that context, the Audit Committee reports as follows:

1.	The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Corporation.

2.	The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation for the fiscal year ended December 31, 2013 is compatible with maintaining KPMG LLP’s independence.

3.	The Audit Committee reviewed and discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.

4.	The Audit Committee reviewed and discussed with management and the Corporation’s independent registered public accounting firm the consolidated financial statements of the Corporation for the year ended December 31, 2013.

Based on the above-mentioned reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee

Edward J. Mooney (Chair)

Linda Walker Bynoe

Nicholas D. Chabraja

Robert W. Lane

David H.B. Smith, Jr.

AUDIT MATTERS

Fees of Independent Registered Public Accounting Firm

Description of Fees	2013	2012
Audit Fees	$4,187,380	$4,188,780
Audit-Related Fees	2,194,300	2,309,000
Tax Fees	148,334	228,513
All Other Fees	57,600	201,709
Additional Fees	1,030,749	1,175,800
Total	$7,618,363	$8,103,802

Audit Fees include fees for professional services rendered for the annual integrated audit of the Corporation’s consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) audits of subsidiary financial statements, comfort letters, and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q.

Audit-Related Fees include fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as employee benefit plan audits, internal control reviews, and other attestation services.

Tax Fees include fees for tax return preparation and tax compliance.

All Other Fees include fees for all services other than Audit Fees, Audit-Related Fees, and Tax Fees.

Additional Fees are fees for services rendered in connection with audits for certain of the proprietary, common and securities lending collateral funds sponsored or managed by the Corporation. These funds are not included in the consolidated financial statements of the Corporation.

Pre-Approval Policies and Procedures of the Audit Committee

On October 14, 2013, the Audit Committee adopted the revised Northern Trust Corporation Policy regarding Engagement of Independent Public Accounting Firm to Provide Auditor Services. The purpose of the Policy is to establish procedures for Audit Committee pre-approval of all auditor services to be provided to the Corporation by its independent registered public accounting firm. Auditor services include audit services, audit-related services, tax services, and non-audit services. The Policy provides that the Audit Committee, the Chairman, or any Audit Committee member delegated the authority (a “Designated Member”) has the authority to grant pre-approvals of auditor services. In addition, the Policy provides that the independent registered public accounting firm may be engaged to provide only those non-audit services (i) that are permitted by the SEC’s final rule entitled “Strengthening the Commission’s Requirements Regarding Auditor Independence” and (ii) that, in the judgment of the Audit Committee, maintain the independent registered public accounting firm’s independence from the Corporation. In evaluating whether a proposed engagement of the Corporation’s independent registered public accounting firm for a specific permitted non-audit service maintains the firm’s independence from the Corporation, the Audit Committee or a Designated

Member thereof must consider whether the proposed engagement would cause the independent registered public accounting firm to (a) audit its own work, (b) perform management functions, or (c) act as an advocate for the Corporation. The independent registered public accounting firm shall in no event be engaged to perform any Prohibited Services, as defined in the Policy.

All audit, audit-related, tax and other services provided by KPMG LLP in 2013 were pre-approved in accordance with the Northern Trust Corporation Policy regarding Engagement of Independent Public Accounting Firm to Provide Auditor Services.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm is appointed annually by the Corporation’s Audit Committee. For the year ending December 31, 2014, the Audit Committee has authorized the engagement of KPMG LLP as the Corporation’s independent registered public accounting firm. KPMG LLP served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2013. Representatives of KPMG LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of KPMG LLP as the Corporation’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify KPMG LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and its stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

ITEM 4—STOCKHOLDER PROPOSAL REGARDING ADDITIONAL DISCLOSURE OF POLITICAL AND LOBBYING CONTRIBUTIONS

Information regarding a stockholder proposal is set forth below. The Corporation disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803-5201, the owner of approximately 350 shares of our common stock, has given the Corporation notice that its representative intends to present this proposal at the Annual Meeting.

Stockholder Proposal

Resolved, that the shareholders of Northern Trust Corporation (“Northern Trust” or “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the amounts that the Company has paid or incurred in connection with influencing legislation; participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and attempting to influence the general public, or segments thereof, with respect to elections, legislative matters or referenda.

The report should include (a) contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities and (b) the portions of any dues or other payments that are made to a tax-exempt organization for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1) of the Internal Revenue Code. The report should identify each recipient, the amount paid to each, and the purpose of any contribution or expenditure.

Stockholder Supporting Statement

As long-term shareholders of Northern Trust, we support transparency and accountability in corporate spending on lobbying and political activities. The expenditures upon which we seek a report are those that Congress has said do not warrant a deduction as an ordinary and necessary business expense, namely, lobbying participation in the political system by supporting or opposing candidates for office, and trying to influence the general public or segment thereof as to elections, legislative matters or referenda. This includes payments to third parties, including trade associations and other tax-exempt groups, which payments are used for expenditures that would not be deductible if made by the company itself.

Disclosure is consistent with public policy and we believe, in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure when it said “[d]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Moreover, publicly available data does not provide a complete picture of the Company’s lobbying or political expenditures. Thus the Company’s payments to trade associations for these purposes are undisclosed and unknown, as are any payments to tax-exempt groups that work to influence legislation and political campaigns, as well as public opinion that could affect legislation or elections.

The sums involved can be significant. A 2010 Bloomberg story reported that several health insurers donated $86.2 million to the U.S. Chamber of Commerce in 2009-10 for advertisements, polling and grassroots events to drum up opposition to health care reform legislation. A former Federal Election Commission chairman described this figure as “breathtaking”.

We believe that shareholders need improved disclosure in order to fully evaluate the use of corporate assets on these activities. Thus, we urge you to vote FOR this critical governance reform.

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board of Directors believes that the proponent’s proposal is not in the best interests of Northern Trust and its stockholders and unanimously recommends a vote AGAINST the proposal.

As a leading provider of asset servicing, fund administration, asset management, fiduciary, and banking solutions for corporations, institutions, families, and individuals worldwide, Northern Trust is extensively regulated. Changes in the legal and regulatory environment for financial institutions may substantially impact the manner in which Northern Trust and its subsidiaries operate, serve their clients, and create value for stockholders. We believe it is in the best interests of Northern Trust’s stockholders for Northern Trust to support positions that enhance the safety of client assets and promote the safety and soundness of the financial system and a strong global economy. The potential impact that public policy changes can have on Northern Trust’s business and its stakeholders requires Northern Trust to be an active participant in the political process to advance and protect the long-term interests of Northern Trust.

Northern Trust’s philosophy and policies concerning political contributions and legislative lobbying are set forth in its “Statement Regarding Government Relations and Political Contributions,” which can be found on Northern Trust’s website. Northern Trust contributes to candidates for public office and related organizations in compliance with applicable law. Northern Trust sponsors both a federal-only political action committee and a multi-candidate political action committee. These political action committees, known as PACs, allow certain U.S. employees to pool their financial resources to support United States federal and state candidates who support legislation important to Northern Trust and its stockholders. All contributions to the PACs are voluntary. The PACs determine all political contributions based on the best interests of Northern Trust. Northern Trust also contributes to certain industry trade organizations relating to its public policy objectives.

We believe that the additional disclosure sought by the proposal would be of no appreciable benefit to stockholders. As required by law, each Northern Trust PAC reports its contributions on a periodic basis to the Federal Election Commission and appropriate state election authorities. In addition, Northern Trust is required to comply with United States federal and state laws and regulations regarding the disclosure of certain lobbying activities. These reports and disclosures are publicly available and there are direct links to the Federal Election Commission and the Lobbying Database included in Northern Trust’s publicly available “Statement Regarding Government Relations and Political Contributions.” The Board of Directors believes that in light of the fact that Northern Trust already provides all legally required disclosures regarding political contributions and lobbying activities, much of which is already publicly available, this proposal is duplicative and unwarranted, and would cause the Corporation to expend unnecessary time and resources without providing any appreciable benefit to its stockholders.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any stockholder proposals for the 2015 Annual Meeting must be received by the Corporation, directed to the attention of the Corporation’s Corporate Secretary, no later than November 3, 2014 in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the SEC and the Corporation’s By-laws.

Also, under the Corporation’s By-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s Corporate Secretary, no later than December 16, 2014. If the 2015 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of this Annual Meeting, notice by the stockholder in order to be timely must be received within ten business days after notice of the 2015 Annual Meeting. The notice must contain the information required by the Corporation’s By-laws.

NORTHERN TRUST CORPORATION 50 SOUTH LASALLE STREET CHICAGO, IL 60603

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT April 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT April 14, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northern Trust Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail in advance, so that your instruction may be received no later than 11:59 P.M. EDT on April 14, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67104-P46112-Z62262	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TRUST CORPORATION The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of 11 Directors				☐	☐	☐
Nominees:
01) 02) 03) 04)	Linda Walker Bynoe Nicholas D. Chabraja Susan Crown Dipak C. Jain Robert W. Lane Jose Luis Prado	07) 08) 09) 10) 11)	John W. Rowe Martin P. Slark David H. B. Smith, Jr. Charles A. Tribbett III Frederick H. Waddell
05) 06)
The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
2. Approval, by an advisory vote, of the 2013 compensation of the Corporation’s named executive officers.				☐	☐	☐	4. Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the Annual Meeting.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

ANNUAL MEETING ADMISSION TICKET

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

(northwest corner of LaSalle Street and Monroe Street)

April 15, 2014

10:30 a.m.

You should present this admission ticket in order to gain admittance to the meeting.

(Registration begins at 9:30 a.m., and seating will begin at 10:00 a.m.)

This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Directions to the Northern Trust Corporation Annual Meeting of Stockholders

Lake Shore Drive (coming from North or South)

Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Kennedy Expressway (I90 - I94)

Take I90-I94 east to the Monroe Street exit. Turn left (eastbound) on Monroe Street. Continue on Monroe Street to LaSalle Street. Turn left (northbound) on LaSalle Street and continue one block north to Madison Street. Turn left (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Stevenson Expressway (I55)

Take I55 east to Lake Shore Drive north. Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Eisenhower Expressway (I290)

Take I290 east to the Franklin Street exit. Turn left (northbound) on Franklin Street to Monroe Street. Turn right (eastbound) on Monroe Street to LaSalle Street. At LaSalle Street turn left and continue one block north to Madison Street. Turn left on Madison Street to the parking garage that is between LaSalle and Wells streets.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

You may access the 2014 Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report by going to the following Web site: https://materials.proxyvote.com/665859

M67105-P46112-Z62262

NORTHERN TRUST CORPORATION

Annual Meeting of Stockholders

Tuesday, April 15, 2014, 10:30 a.m. CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Frederick H. Waddell and Michael G. O’Grady, and each of them, as proxy holders, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Northern Trust Corporation which the undersigned is entitled to vote on the Proposals at the annual meeting of stockholders on April 15, 2014, at 50 S. LaSalle St. Chicago, IL 60603, and any adjournment or postponement thereof. The above proxy holders cannot vote your shares unless you vote in one of the manners specified on this card.

If any shares have been allocated to the undersigned’s account under The Northern Trust Company Thrift-Incentive Plan (“TIP”), this proxy card will serve as voting instructions for any shares, including shares held by the undersigned in TIP, and the undersigned hereby directs The Northern Trust Company, as trustee of TIP (the “TIP Trustee”), to vote such shares, in person or by proxy, in the manner specified on this card, at the Annual Meeting. The TIP Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together the “Undirected Shares”), in the same proportion as the shares for which direction is received, except as otherwise provided in accordance with applicable law. Under TIP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of Undirected Shares. To allow sufficient time for voting by the TIP Trustee, your instructions must be recorded by April 11, 2014.

Whether you vote by mail, telephone or through the Internet, your shares (including shares held under TIP) will be voted in accordance with your instructions. If you return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares, including any held in TIP: for the election of each nominee for Director; for the approval, by an advisory vote, of 2013 compensation of the Corporation’s named executive officers; for the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and against the stockholder proposal regarding additional disclosure of political and lobbying contributions.

The proxy holders are authorized to vote those shares for which they receive proxies as they shall determine in their sole discretion on any other business that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side